Exhibit 2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 10, 2022 and effective as of November 3, 2022, by and among LATAM Airlines Group S.A., a company organized under the laws of Chile (the “Company”) and the Holders. Each of the Company and the Holders may be referred to in this Agreement as a “Party” and, collectively, as the “Parties.” This Agreement amends and restates in its entirety that certain Registration Rights Agreement of the Company, dated as of November 3, 2022 (the “Original Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein have the meanings assigned such terms in Section 12 of this Agreement. The term “Holder” and “Party” shall also include any Joining Party to whom rights and obligations hereunder are assigned in compliance with Section 13(e).

A.      The Company and certain of its direct and indirect subsidiaries filed chapter 11 cases under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as it may be amended from time to time).

B.       In connection with the Plan, on January 12, 2022, the Company and certain of its subsidiaries entered into (i) that certain backstop commitment agreement (as amended, restated, supplemented and otherwise modified from time to time, the “Backstop Creditors Backstop Agreement”) with the backstop parties listed in Schedule 1 hereto under the heading “Creditor Backstop Parties” (together with their affiliates listed under such heading, the “Creditor Backstop Parties”), pursuant to which the Company, subject to the terms and conditions therein, agreed to (x) on the Closing Date (a) deliver to the Creditor Backstop Parties New Convertible Notes Class A and New Convertible Notes Class C, and upon exercise of the conversion option (in accordance with its terms) by the relevant holders under such New Convertible Notes Class A and New Convertible Notes Class C, the Company has agreed to deliver new Ordinary Shares and (b) deliver to the Creditor Backstop Parties new Ordinary Shares pursuant to the Plan and the Backstop Creditors Backstop Agreement, and (y) certain resale registration terms and conditions to be negotiated in good faith between the Company and the Creditor Backstop Parties, and in consultation with the Shareholder Backstop Parties; and (ii) that certain backstop commitment agreement (as amended, restated, supplemented and otherwise modified from time to time, the “Backstop Shareholders Backstop Agreement”, and together with the Backstop Creditors Backstop Agreement, the “Backstop Commitment Agreements”) with the backstop parties listed in Schedule 1 hereto under the heading “Shareholder Backstop Parties” (together with their affiliates listed under such heading, the “Shareholder Backstop Parties” and together with the Creditor Backstop Parties, the “Backstop Parties”), pursuant to which the Company, subject to the terms and conditions therein, agreed to, on the Closing Date (as defined in the Backstop Shareholders Backstop Agreement), deliver to the Shareholder Backstop Parties certain new Ordinary Shares and New Convertible Notes Class B, in each case, that are properly subscribed and purchased by the Shareholder Backstop Parties pursuant to the Plan and the Backstop Shareholders Backstop Agreement, and upon exercise of the conversion option (in accordance with its terms) by the Shareholder Backstop Parties under such New Convertible Notes Class B, the Company has agreed to deliver new Ordinary Shares.

C.       As provided in the Backstop Creditors Backstop Agreement, on the Effective Date, the Parties entered into the Original Registration Rights Agreement in order to grant to the Holders certain registration rights relating to the Registrable Securities.

D.       The undersigned Parties wish hereby to amend and restate the terms of the Original Registration Rights Agreement in the form of this Agreement in accordance with the terms of Section 13(d) of the Original Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Holder hereby agree as follows:

1.	Registration.

(a)	Shelf Registration.

(i)	Filing and Effectiveness of Shelf Registration Statement. On August 12, 2022, the Company filed with the SEC a Registration Statement on Form F-1 covering the resale of all Registrable Securities beneficially owned from time to time by the Holders on a delayed or continuous basis (as amended by Amendment No. 1 thereto filed with the SEC on October 26, 2022, the “Form F-1 Shelf”). As soon as reasonably practicable after the Company becomes eligible to use Form F-3, the Company shall use commercially reasonable efforts to convert the Form F-1 Shelf to a Registration Statement on Form F-3 (or other appropriate short form registration statement then permitted by the SEC’s rules and regulations) (the “Form F-3 Shelf” and together with the Form F-1 Shelf, the “Shelf Registration Statement”) covering the resale of all applicable Registrable Securities beneficially owned from time to time by the Holders from time to time (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI).

(ii)	Subject to the terms of this Agreement, including any applicable Blackout Period, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act at such time as is requested by the Necessary Backstop Parties or as promptly as practicable thereafter, provided that, (x) to the extent necessary or desirable, the Company shall amend or refile the Shelf Registration Statement so as to become effective at such time, (y) the Company shall not file or seek the effectiveness of any other registration statement (other than the Shelf Registration Statement) under the Securities Act for the offer and sale of Ordinary Shares or ADS in the public securities markets prior to the effectiveness of the Shelf Registration Statement, and (z) the Company shall, at any time prior to the effectiveness of the Shelf Registration Statement, suspend and halt its efforts to have the Shelf Registration Statement declared effective upon the request of the Necessary Backstop Parties, until such time as the Necessary Backstop Parties shall request that the Company resume its efforts to have the Shelf Registration Statement declared effective. From and after the effectiveness of the Shelf Registration Statement, the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act (and, if the Shelf Registration Statement ceases to be effective for any reason, as promptly as practicable, use commercially reasonable efforts to take all actions, including to make all required filings with the SEC, so as to resume the effectiveness of the Shelf Registration Statement) until the date that all Registrable Securities covered by such Registration Statement are no longer Registrable Securities, including, to the extent a Form F-1 Shelf is converted to a Form F-3 Shelf and the Company thereafter becomes ineligible to use Form F-3, by using commercially reasonable efforts to file a Form F-1 Shelf or other appropriate form specified by the SEC’s rules and regulations as promptly as reasonably practicable after the date of such ineligibility and using its commercially reasonable efforts to have such Shelf Registration Statement declared effective as promptly as reasonably practicable after the filing thereof (the period during which the Company is required to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this Section 1(a)(ii), the “Shelf Period”).

(iii)	The Company shall, within one (1) Business Day after the effectiveness of a Shelf Registration Statement, notify the Holders named in the Shelf Registration Statement via e-mail to the addresses set forth on Schedule I hereof of the effectiveness of the Shelf Registration Statement. The Company shall file a final Prospectus in respect of such Shelf Registration Statement with the SEC to the extent required by Rule 424 under the Securities Act. The “Plan of Distribution” section of such Shelf Registration Statement shall include and permit all methods of distribution permitted by applicable law, including underwritten offerings, at-the market transactions, brokerage transactions (including on an exchange or over-the-counter), private transactions, Bought Deals (as defined below), block trades, through options, short sales, forward sales, puts, agented transactions, stock lending transactions and hedging and other derivative transactions, including the means of distribution described in the form set forth in Exhibit C hereto (which may be amended from time to time to the extent necessary to permit additional lawful means of distribution); provided that (x) all distributions must be preceded by a Distribution Request, and (y) such distribution shall not include ordinary way sales on an exchange or in the over-the-counter market or in private transactions that are not block trades occurring prior to the six (6) month anniversary of the Effective Date, and after the six (6) month anniversary of the Effective Date such sales may only be made pursuant to the Shelf Registration Statement by Holders that are unable to sell without limitation as to volume or manner of sale under Rule 144; and provided further that no prospectus or prospectus supplement issued pursuant to the Shelf Registration Statement shall contain any plan of distribution that conflicts with the preceding clauses (x) and (y). For the avoidance of doubt, the limitations on underwritten offerings shall be as provided below in Section 1(a)(vi), and otherwise there shall be no limits (other than for cooling-off periods as provided in Section 1(a)(ix), or Blackout Periods as provided in Section 1(e)). Each of the foregoing methods of distribution (other than underwritten offerings) is referred to in this Agreement as an “Alternative Transaction.” The term “Distribution Request” means in the case of an Underwritten Offering, an Underwritten Offering Request, and, in the case of an Alternative Transaction, notice of such Alternative Transaction delivered to the Company not later than one (1) Business Day prior to the initiation thereof.

(iv)	Holder Information. Each Holder seeking to include any of its Registrable Securities in any Registration Statement pursuant to this Agreement must deliver (which, for the avoidance of doubt, may be by email) to the Company a fully completed notice and questionnaire in substantially the form attached hereto as Exhibit A (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws (which such request shall be made at least ten (10) Business Days prior to the date of effectiveness of a Registration Statement) in accordance with Section 13(n). In order to be named as a selling securityholder in the Shelf Registration Statement at the time it is first made available for use, a Holder must furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing no later than the fifth (5th) Business Day prior to the targeted date of effectiveness of the Shelf Registration Statement; provided that any Holder providing a completed Questionnaire within that time period may provide updated information regarding such Holder’s beneficial ownership and the number of Registrable Securities requested to be included up to the second (2nd) Business Day prior to the effective date of the Shelf Registration Statement. Each Holder as to which any Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

(v)	Supplements. From and after the effective date of the Shelf Registration Statement, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use its commercially reasonable efforts to file as promptly as reasonably practicable, but in any event on or prior to the tenth (10th) Business Day after receipt of such information (or, if a Blackout Period is then in effect or initiated within ten (10) Business Days following the date of receipt of such information, the tenth (10th) Business Day following the end of such Blackout Period) either (i) if then permitted by the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof), a supplement to the Prospectus contained in the Shelf Registration Statement naming such Holder as a selling shareholder and containing such other information as necessary to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Registrable Securities, or (ii) if it is not then permitted under the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof) to name such Holder as a selling shareholder in a supplement to the Prospectus, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement as necessary for such Holder to be named as a selling shareholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Registrable Securities (subject, in the case of either clause (i) or clause (ii), to the Company’s right to delay filing or suspend the use of the Shelf Registration Statement as described in Section 1(e) hereof). If the Company is not a WKSI or is not otherwise eligible to add additional selling shareholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than one (1) post-effective amendment or additional Shelf Registration Statements in any fiscal quarter for all Holders pursuant to this Section 1(a)(v); provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $15 million of the Ordinary Shares (based on the closing price of the Ordinary Shares on the Business Day prior to the filing of such post-effective amendment or additional Shelf Registration Statement, to the extent the Ordinary Shares are then listed on the Trading Market, or as determined in good faith by the Company to the extent the Ordinary Shares are not then listed on the Trading Market (the “Filing Value”)). If the Company is a WKSI or is otherwise eligible to add additional selling shareholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than two (2) prospectus supplements for all Holders pursuant to this Section 1(a)(v) in any fiscal quarter; provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $15 million of the Ordinary Shares (based on the Filing Value).

(vi)	Underwritten Offerings. At any time during the Shelf Period (subject to any Blackout Period), any one or more Backstop Parties who, together with their Affiliates, beneficially own in the aggregate at least five percent (5%) of the Ordinary Shares issued and outstanding on the Effective Date (such Backstop Parties, the “Threshold Backstop Parties”) may request to sell all or any portion of the Registrable Securities beneficially owned by such Threshold Backstop Parties in an underwritten Public Offering (including a “bought deal” or “overnight transaction,” (each, a “Bought Deal”) that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Offering”); provided, that (x) the first Underwritten Offering pursuant to the Shelf Registration Statement (the “Re-IPO”) may only be initiated by the Necessary Backstop Parties, and (y) the Company shall not be obligated to effect: (A) more than four (4) Underwritten Offerings pursuant to this Section 1(a)(vi) in any consecutive 12-month period; or (B) any Underwritten Offering pursuant to this Section 1(a)(vi) if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Offering, in the good faith judgment of the managing underwriter(s) therefor, is less than (A) in the case of the Re-IPO, $200 million, and (B) in the case of any subsequent Underwritten Offering, $100 million, as of the date the Company receives an Underwritten Offering Request, provided further, that the Shareholder Backstop Parties shall not initiate any Underwritten Offerings pursuant to this Section 1(a)(vi) until the expiration of the four year period referenced in the Section entitled “Conversion Mechanics and Conversion Ratio” of the New Convertible Notes Class B Term Sheet attached to the Restructuring Support Agreement (the “Class B Restriction Period”) and thereafter may initiate one (1) in any consecutive 12-month period, and provided further, that (A) a Bought Deal shall not constitute an Underwritten Offering for purposes of the limitation set forth in the preceding clauses (x) and (y), and (B) a block trade or other Alternative Transaction shall not constitute an Underwritten Offering.

(vii)	Notice of Underwritten Offering. All requests for Underwritten Offerings pursuant to Section 1(a)(vi) shall be made by giving written notice to the Company (each, an “Underwritten Offering Request”, and the Holder(s) initiating such request, the “Requesting Holders”). Each Underwritten Offering Request shall specify the approximate number of Ordinary Shares to be sold in the Underwritten Offering and the expected aggregate proceeds of such Underwritten Offering. Subject to Section 1(e) below, after receipt of any Underwritten Offering Request, the Company shall give written notice (the “Underwritten Offering Notice”) of such requested Underwritten Offering (which notice shall state the material terms of such proposed Underwritten Offering, to the extent known) to all other Holders that have Registrable Securities registered for sale under the Shelf Registration Statement (“Shelf Registrable Securities”). Such Underwritten Offering Notice shall be given at least three (3) Business Days prior to the expected date of commencement of marketing efforts for such Underwritten Offering. Subject to Section 1(c)(ii), the Company shall include in such Underwritten Offering all Shelf Registrable Securities with respect to which the Company has received written requests for inclusion therein as promptly as practicable after the giving of the Underwritten Offering Notice.

(viii)	Priority of Registrable Securities. If the managing underwriters for an Underwritten Offering pursuant to Section 1(a)(vi) advise the Company and the holders of Shelf Registrable Securities proposed to be included in such Underwritten Offering that in their reasonable view the number of Shelf Registrable Securities proposed to be included in such Underwritten Offering exceeds the number of Shelf Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Requesting Holders (the “Maximum Offering Size”), then the Company shall promptly give written notice to all holders of Shelf Registrable Securities proposed to be included in such Underwritten Offering of such Maximum Offering Size, and shall include in such Underwritten Offering the number of Shelf Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (x) in the case of a Re-IPO, (A) first, the Shelf Registrable Securities requested to be included in such Underwritten Offering by all Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Shelf Registrable Securities requested to be included therein by each such Holder (provided, that each such Holder shall have executed a Lock-Up Agreement, if requested by the managing underwriters), and (B) second, any securities proposed to be offered by the Company or third party holders, and (y) in the case of any subsequent Underwritten Offerings, (A) first, the Shelf Registrable Securities requested to be included in such Underwritten Offering by the Requesting Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Shelf Registrable Securities requested to be included therein by each such Holder, (B) second, the Shelf Registrable Securities requested to be included in such Underwritten Offering by all other Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Shelf Registrable Securities requested to be included therein by each such Holder, and (C) third, any securities proposed to be offered by the Company or third party holders.

(ix)	Restrictions on Timing of Underwritten Offerings Pursuant to Section 1(a)(vi). The Company shall not be obligated to effect an Underwritten Offering pursuant to Section 1(a)(vi) within sixty (60) days after the initiation of a previous Underwritten Offering pursuant to Section 1(a)(vi), provided that for an Underwritten Offering pursuant to Section 1(a)(vi) that is a Bought Deal, the Company shall not be obligated to effect an Underwritten Offering pursuant to Section 1(a)(vi) within thirty (30) days after the initiation of a previous Underwritten Offering pursuant to Section 1(a)(vi).

(x)	Selection of Bankers and Counsel. The Requesting Holders shall have the right to: (A) select the investment banker(s) and manager(s) to administer an Underwritten Offering pursuant to Section 1(a)(vi) (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed) and one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel per jurisdiction, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Underwritten Offering, and, subject to Section 2(z), (B) determine the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities included in such Underwritten Offering.

(xi)	Withdrawal from Registration. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 1(a) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered at any time on or prior to the Business Day prior to the effective date of the relevant Registration Statement or the execution of the underwriting agreement entered into in connection therewith, as applicable. For the avoidance of doubt, if there is any withdrawal of Registrable Securities pursuant to this Section 1(a)(xi) that reduces the amount of Shelf Registrable Securities proposed to be included in an Underwritten Offering to an amount below the thresholds required for an Underwritten Offering pursuant to Section 1(a)(iv), then such Underwritten Offering does not apply against the limitations on the number of Underwritten Offerings set forth in Section 1(a)(vi).

(b)	Demand Registration.

(i)	If the Shelf Registration Statement is not declared effective or, following its effectiveness, ceases to be effective or is otherwise unavailable for any reason (other than as a result of a Blackout Period), upon written notice to the Company (a “Demand Request”) delivered by the Threshold Backstop Parties, requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities beneficially owned by such Holder(s), the Company shall give a notice of the receipt of such Demand Request (a “Demand Notice”) to all other Holders of Registrable Securities (which notice shall state the material terms of such proposed Demand Registration, to the extent known). Such Demand Notice shall be given not more than ten (10) Business Days and not less than five (5) Business Days, in each case prior to the expected date of the public filing of the registration statement (the “Demand Registration Statement”) for such Demand Registration. Subject to the provisions of Section 1(b)(iii) below, the Company shall file the Demand Registration Statement and use its commercially reasonable efforts to effect, as soon as reasonably practicable, the registration under the Securities Act and under the applicable state securities laws and include in such Demand Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the later of (x) the Company delivering the Demand Notice to Holders of Registrable Securities and (y) five (5) Business Days prior to the actual public filing of the Demand Registration Statement. Nothing in this Section 1(b) shall relieve the Company of its obligations under Section 1(a) above. For the avoidance of doubt, the “Plan of Distribution” section of the requested Demand Registration Statement shall comply with the provisions specified for the Shelf Registration Statement pursuant to Section 1(a)(iii). Anything to the contrary in this Section 1(b)(i) notwithstanding, however, unless a Re-IPO has earlier occurred or at the time there are no Necessary Backstop Parties without giving effect to clause (iii) of the definition thereof, a Demand Request may only be delivered by the Necessary Backstop Parties, in which case the applicable Demand Registration, if consummated, shall be deemed a “Demand Re-IPO”, and such Demand Request shall comply with the provisions therefor set forth in Section 1(a)(vi).

(ii)	Demand Registration Using Form F-3. The Company shall effect any requested Demand Registration using a Registration Statement on Form F-3 whenever the Company is a Seasoned Issuer or a WKSI, and shall use an Automatic Shelf Registration Statement if it is a WKSI.

(iii)	Limitations on Demand Registrations. The Company shall not be obligated to effect (x) more than four (4) Underwritten Demands (together with any Underwritten Offerings pursuant to Section 1(a)(vi)) in any consecutive 12-month period; or (y) any Underwritten Demand if the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Demand, in the good faith judgment of the managing underwriter(s) therefor, is less than $100 million as of the date the Company receives a Demand Request, provided, that the Shareholder Backstop Parties shall not initiate any Underwritten Demands until the expiration of the Class B Restriction Period and thereafter may initiate one (1) in any consecutive 12-month period; and provided further that a Bought Deal or block trade or other Alternative Transaction shall not constitute an Underwritten Demand for purposes of the limitation set forth in the preceding clauses (x) and (y). The Company shall not be obligated to effect a Demand Registration within sixty (60) days after the consummation of a previous sale of all or any portion of its Registrable Securities in an Underwritten Offering or Demand Registration. For the avoidance of doubt, if an Underwritten Offering or an Underwritten Demand is commenced but not consummated due to a suspension of sales by the Company pursuant to a Blackout Period, the restriction in the foregoing sentence shall not apply.

(iv)	Effectiveness of Demand Registration Statement. The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the SEC as promptly as practicable after filing and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the underwriters or Holders to sell all the Registrable Securities covered by such Demand Registration Statement or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder) (the “Effectiveness Period”). A Demand Registration shall not be deemed to have occurred (A) if the Demand Registration Statement is withdrawn without becoming effective, (B) if the Demand Registration Statement does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Demand Registration Statement is subject to any stop order, injunction or other order or requirement of the SEC or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective, (D) in the event of a Demand Registration conducted as an underwritten Public Offering (an “Underwritten Demand”), if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than solely by reason of some act or omission by a Holder, or (E) if the number of Registrable Securities included on the applicable Registration Statement is reduced in accordance with Section 1(b)(v) such that less than seventy five percent (75%) of the Registrable Securities of the Holders of Registrable Securities who sought to be included in such registration are so included in such Registration Statement.

(v)	Priority of Registration. Notwithstanding any other provision of this Section 1(b), if (A) a Demand Registration is an Underwritten Demand and (B) the managing underwriters advise the Company that in their reasonable judgment, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Holders to be included in such Public Offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, then the Company shall so advise the Holders with Registrable Securities proposed to be included in such Underwritten Demand, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (x) in the case of a Demand Re-IPO, (A) first, the Registrable Securities requested to be included in such Underwritten Demand by all Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder (provided, that each such Holder shall have executed a Lock-Up Agreement, if requested by the managing underwriters), and (B) second, any securities proposed to be offering by the Company, and (y) in the case of any subsequent Underwritten Demand, (A) first, in connection with an Underwritten Demand, the Registrable Securities requested to be included in such Underwritten Demand by those Holders initially delivering such Demand Request, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holders; (B) second, in connection with an Underwritten Demand, the Registrable Securities requested to be included in such Underwritten Demand by all Holders of such Registrable Securities not described in the foregoing clause (A), allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holders, and (C) third, any securities proposed to be offered by the Company.

(vi)	Underwritten Demand. The determination of whether any Public Offering of Registrable Securities pursuant to a Demand Registration will be an Underwritten Demand shall be made in the sole discretion of the Holders making the Demand Request for such Demand Registration and, subject to Section 2(z), such Holders shall (A) have the right to determine the plan of distribution, the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and other financial terms and (B) select the investment banker(s) and manager(s) to administer the offering, including the lead managing underwriter(s) (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel per jurisdiction, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Demand Registration.

(vii)	Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 1(b) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Company and the underwriters (if any) delivered at any time on or prior to the Business Day prior to the effective date of the relevant Demand Registration Statement. For the avoidance of doubt, if there is any withdrawal of Registrable Securities pursuant to this Section 1(b)(vii) that reduces the amount of Registrable Securities proposed to be included in a Demand Registration to an amount below the thresholds required for a Demand Registration pursuant to Section 1(b)(iii), then such Demand Registration does not apply against the limitations on the number of Demand Registration set forth in Section 1(b)(iii).

(c)	Piggyback Registration.

(i)	Registration Statement on behalf of the Company. If at any time the Company proposes to (A) file a Registration Statement for the purpose of conducting an underwritten Public Offering or (B) conduct an underwritten Public Offering constituting a “takedown” (including a Bought Deal) of Ordinary Shares (a “Piggyback Takedown”) under a shelf registration statement (other than a Shelf Registration Statement pursuant to Section 1(a) or a Demand Registration pursuant to Section 1(b)) filed by the Company (as the case may be, a “Piggyback Offering”), and the registration form to be used may be used for the registration of Registrable Securities, the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to conduct such underwritten Public Offering. The Piggyback Notice shall be given, (i) in the case of a Piggyback Offering that is a Piggyback Takedown, not earlier than ten (10) Business Days and not less than five (5) Business Days, in each case under this clause (i), prior to the expected date of commencement of marketing efforts for such Piggyback Takedown; or (ii) in the case of any other Piggyback Registration, not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include in such Piggyback Offering the number of Registrable Securities of the same class and series as those proposed to be, as applicable, registered and/or offered pursuant to a Piggyback Takedown, as they may request, subject to Section 1(c)(ii) (a “Piggyback Registration”). Subject to Section 1(c)(ii), the Company shall include in each such Piggyback Offering such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) for inclusion therein from Piggyback Eligible Holders within (x) in the case of a Bought Deal, two (2) Business Days, (y) in the case of any other Piggyback Takedown, three (3) Business Days; or (z) otherwise, five (5) Business Days, in each case after the date of the Company’s notice; provided that the Company may not commence marketing efforts for such Public Offering until such periods have elapsed and the inclusion of all such securities so requested, subject to Section 1(c)(ii). If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Offering thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Offerings or Registration Statements as may be filed by the Company with respect to offerings of Registrable Securities, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to, as applicable, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, or otherwise take all steps necessary, including by effecting a takedown under the Shelf Registration Statement, to include such Registrable Securities in the Piggyback Offering, to the extent required to permit the disposition of the Registrable Securities so requested to be registered. There is no limitation on the number of Piggyback Registrations pursuant to this paragraph that the Company is required to effect.

(ii)	Priority of Registration. If the managing underwriters of such Piggyback Offering made on behalf of the Company advise the Company and the Piggyback Eligible Holders in writing that, in their reasonable view the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and if applicable Other Registrable Securities) exceeds the Maximum Offering Size (which for the purposes of a Piggyback Registration shall be within a price range acceptable to the Company), then the Company shall so advise all Piggyback Eligible Holders with Registrable Securities proposed to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, (x) if the Piggyback Registration is with respect to a primary offering of the Company’s Capital Stock initiated by the Company, such securities that the Company proposes to sell up to the Maximum Offering Size, or (y) if the Piggyback Registration is an offering at the demand of the holders of Other Registrable Securities, the securities that such holders propose to sell and thereafter any securities proposed to be offered by the Company, in each case up to the Maximum Offering Size, (B) second, the Registrable Securities requested to be included in such Piggyback Registration by each Piggyback Eligible Holder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata on the basis of the amount of Ordinary Shares or other Capital Stock constituting Registrable Securities requested in aggregate to be included therein and (C) third, the Other Registrable Securities (if any) requested to be included in such Piggyback Registration by any holder of Other Registrable Securities with rights to participate in such offering, allocated, if necessary, in accordance with the registration rights agreement governing the Other Registrable Securities. All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 1(c)(iv) on the same terms and conditions as apply to the Company.

(iii)	Withdrawal from Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1(c), whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Shelf Registration Statement, without prejudice, however, to the right of the Holder immediately to request that such registration be effected as a registration under Section 1(b) to the extent permitted thereunder and subject to the terms set forth therein. Any Holder that has elected to include Registrable Securities in a Piggyback Offering may elect to withdraw such Holder’s Registrable Securities by written notice to the Company and the underwriters (if any) delivered at any time on or prior to the Business Day prior to the effective date of the relevant Registration Statement or the execution of the underwriting agreement entered into in connection therewith, as applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 1(c)(iii).

(iv)	Selection of Bankers and Counsel. If a Piggyback Registration pursuant to this Section 1(c) involves an underwritten Public Offering initiated by the Company, the Company shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker(s) and manager(s) to administer the Public Offering, including the lead managing underwriter(s) (each of which shall be reputable nationally recognized investment banks) (or, if such Piggyback Registration involves an underwritten Public Offering initiated by a third party, the determination of the plan of distribution and selection of investment bankers for such offering shall be in accordance with the applicable registration rights agreement between such third party and the Company). Holders of a Majority of Included Registrable Securities included in such underwritten Public Offering shall have the right to select one (1) firm of legal counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Piggyback Registration.

(v)	Effect of Piggyback Registration. No registration effected under this Section 1(c) shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 1(a) or Section 1(b) hereof and no registration effected pursuant to this Section 1(c) shall be deemed to have been effected pursuant to Section 1(a) or Section 1(b) hereof.

(d)	Notice Requirements. Any Demand Request, Piggyback Request or Underwritten Offering Request shall (i) specify the maximum number or class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(e)	Blackout Period. Notwithstanding any other provision of this Section 1, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of), or suspend the use by the Holders of, any Demand Registration or Shelf Registration, including in connection with the Re-IPO or Demand Re-IPO, as applicable, (whether prior to or after receipt by the Company of an Underwritten Offering Request or Demand Request) if the Company’s Board of Directors determines in its reasonable good faith judgment (with the advice of competent counsel expert in such matters) (i) that any such registration or offering would require the disclosure, under applicable securities laws and/or other laws, of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would be materially adverse to the Company; provided that the exception in clause (i) shall continue to apply only during the time in which such material nonpublic information has not been disclosed and remains material; or (ii) that the offer or sale of Registrable Securities would, or would reasonably be expected to, materially impede, delay or interfere with any significant financing, significant acquisition, corporate reorganization or other significant transaction then pending or proposed to be taken by the Company or any of its subsidiaries (or any negotiations, discussions or pending proposals pending thereto); provided that, the period of any delay or suspension under exceptions (i) and/or (ii) shall not exceed a period of forty-five (45) days each, extendable by the Company’s Board of Directors up to a total of ninety (90) days, and any such delays or extensions shall not in aggregate exceed (x) two (2) in number or ninety (90) days, in each case in any consecutive twelve (12) month period (any such period, a “Blackout Period”, and any event triggering any such delay or suspension, a “Blackout Event”); provided, however, that in such event, the majority of requesting Holders will be entitled to withdraw any request for a Demand Registration or an Underwritten Offering and, if such request is withdrawn, such Demand Registration or Underwritten Offering will not count as a Demand Registration or an Underwritten Offering and the Company will pay all Registration Expenses in connection with such registration, regardless of whether such registration is effected. The Company shall promptly give written notice to the Holders of Registrable Securities registered under or pursuant to any Shelf Registration Statement or any Demand Registration with respect to its declaration of a Blackout Period and of the expiration of the relevant Blackout Period (a “Blackout Notice”). If the filing of any Demand Registration is suspended or an Underwritten Offering is delayed pursuant to this Section 1(e), once the Blackout Period ends, the Threshold Backstop Parties may request a new Demand Registration or a new Underwritten Offering (and such request shall not be counted as an additional Underwritten Offering or Demand Registration for purposes of either Section 1(a)(vi) or Section 1(b)(i)). The Company shall not include any material non-public information in the Blackout Notice and/or otherwise provide such information to a Holder unless specifically requested by a Holder in writing. A Holder shall not effect any sales of the Registrable Securities pursuant to a Registration Statement at any time after it has received a Blackout Notice and prior to receipt of an End of Blackout Notice. Holders may recommence effecting sales of the Registrable Securities pursuant to a Registration Statement following further written notice from the Company to such effect (an “End of Blackout Notice”), which End of Blackout Notice shall be given by the Company to the Holders with Registrable Securities included on any suspended Registration Statement and counsel to the Holders, if any, promptly (but in no event later than two (2) Business Days) following the conclusion of any Blackout Event. Notwithstanding any provision herein to the contrary, if the Company gives a Blackout Notice with respect to any Registration Statement pursuant to this Section 1(e), the Company agrees that it shall (i) extend the period which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Blackout Notice to and including the date of receipt by the Holders of the End of Blackout Notice; and (ii) promptly provide copies of any supplemented or amended prospectus necessary to resume sales, if requested by any Holder; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Registration Statement.

(f)	Required Information. The Company may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration), and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request or who does not consent to the inclusion in a Registration Statement or Prospectus related to such registration or sale of such information related to such Holder that is required by the rules and regulations of the SEC. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(g)	Other Registration Rights Agreements. The Company represents and warrants to each Holder that, as of the date of this Agreement, it has not entered into any agreement with respect to any of its securities granting any registration rights to any Person with respect to the Registrable Securities, other than as contemplated by the Plan. The Company will not enter into on or after the date of this Agreement, unless this Agreement is modified or waived as provided in Section 13(c) and/or Section 13(d), any agreement (x) that is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect, or (y) the terms of which (i) are more favorable taken as a whole than the registration rights granted hereunder, or (ii) do not provide that in the event of a Piggyback Offering, Registrable Securities proposed to be offered by Holders pursuant to a Piggyback Request shall have priority over securities proposed to be offered by any other Person exercising piggyback rights.

2.	Registration Procedures. If and whenever registration of Registrable Securities is required pursuant to this Agreement, subject to the express terms and conditions set forth in this Agreement, the procedures to be followed by the Company and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, including in each case the offering of Registrable Securities on a delayed or continuous basis pursuant to a Shelf Registration Statement (and including in connection with a Piggyback Offering), are as follows:

(a)	The Company shall (i) prepare and file a Registration Statement or a prospectus supplement, as applicable, with the SEC (within the time periods specified herein, which Registration Statement (A) shall, unless otherwise specified herein, be on a form selected by the Company for which the Company qualifies, (B) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the SEC to be filed therewith, and (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided hereunder. The Company will (I) at least five (5) Business Days (or such shorter period as shall be reasonably practicable or necessary under the circumstances, including in order to timely complete an Underwritten Offering or Alternative Transaction) prior to the anticipated filing of any Shelf Registration Statement, Demand Registration Statement or any related Prospectus or any amendment or supplement thereto, or before using any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), furnish to any Holder named as a selling shareholder (or selling shareholders) therein, the Backstop Party Counsel, and the managing underwriter or underwriters (selected as provided herein) of an underwritten Public Offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed (subject in each case to such foregoing Persons entering into a customary confidentiality agreement with respect thereto if requested by the Company), (II) use its commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as any of the foregoing Persons reasonably shall propose and (III) not include in any Registration Statement or any related Prospectus or any amendment or supplement thereto information regarding a participating Holder to which a participating Holder reasonably objects; provided, however, the Company shall not be required to provide copies of any amendment or supplement filed solely to incorporate in any Form F-1 (or other form not providing for incorporation by reference) any filing by the Company under the Exchange Act or any amendment or supplement filed for the purpose of adding additional selling shareholders thereunder.

(b)	The Company shall (A) provide the Backstop Party Counsel copies of all substantive correspondence from the SEC received in connection with a Registration Statement as promptly as reasonably practicable following receipt, (B) respond to written comments received from the SEC upon a review of a Registration Statement in a timely manner, (C) prepare in good faith and promptly file any response letter to the SEC and any amendment necessary to respond to such written comments and (D) prior to such filing, furnish to the Backstop Party Counsel (and, upon request and subject to customary confidentiality provisions, the Backstop Parties) a draft of such letter and amendment at least two (2) Business Days prior to such filing, which letter and amendment shall be subject to the reasonable review and comment of such counsel, and the Company shall consider all reasonable comments of the Backstop Party Counsel received at least one (1) Business Day prior to such filing in good faith. Subject to Section 2(dd) below, the Company shall not be obligated to, and will not, share with Holders draft exhibits to any filings, and will omit from the draft filings shared with such Holders, disclosure regarding arrangements subject to confidentiality provisions, including any contracts between the Company and Delta Air Lines, Inc. or its Affiliates that has not been previously publicly disclosed (the “Confidential Arrangements”), prior to receiving written consent from the relevant counterparty for such disclosure to Holders, and the Company agrees to use commercially reasonable efforts to apply for and obtain confidential treatment from the SEC in respect of such exhibits, it being understood that (1) a filing or furnishing of such arrangements or contracts with the SEC shall be permitted by this provision, at such times and in such manner as deemed reasonably necessary by the Company in good faith in connection with the registration process for such Registration Statement pursuant to this Agreement, and (2) neither the application for confidential treatment or the process of obtaining written consent from the relevant counterparty shall extend, waive or delay the filing date or any obligation of the Company under this Agreement to obtain effectiveness of any Registration Statement hereunder.

(c)	The Company will as promptly as reasonably practicable (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Registration Statement and the prospectus used in connection therewith as (A) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution, to the extent such intended method of distribution is consistent with Exhibit C hereto, or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided herein, in accordance with the intended method of distribution.

(d)	The Company will make all required filing fee payments in respect of any Registration Statement or prospectus used under this Agreement (and any Public Offering covered thereby) within the deadlines specified by the Securities Act.

(e)	The Company will notify each Holder of Registrable Securities named as a selling shareholder in any Registration Statement and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, (i) as promptly as reasonably practicable when any Registration Statement or post-effective amendment thereto has been declared effective; (ii) of the issuance or threatened issuance by the SEC or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or (iv) of the discovery that, or upon the happening of any event the result of which, such Registration Statement or prospectus or issuer free writing prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement in any material respect or omits any material fact necessary to make the statements in the Registration Statement or the prospectus or issuer free writing prospectus relating thereto (in the case of a prospectus or issuer free writing prospectus, in light of the circumstances under which they were made) not misleading, or when any issuer free writing prospectus includes information that may conflict with the information contained in the Registration Statement or prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, correct such misstatement or omission or effect such compliance.

(f)	Upon the occurrence of any event contemplated by Section 2(e)(iv), as promptly as reasonably practicable, the Company will (x) prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable issuer free writing prospectus, (y) furnish, if requested, a reasonable number of copies of such supplement or amendment to the selling Holders, their counsel and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, and (z) file such supplement, amendment and any other required document with the SEC so that, as thereafter delivered to the purchasers of any Registrable Securities, such Registration Statement, such prospectus or issuer free writing prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or issuer free writing prospectus, in light of the circumstances under which they were made) not misleading, and such issuer free writing prospectus shall not include information that conflicts with information contained in the Registration Statement or prospectus, in each case such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or prospectus. Following receipt of notice of any event contemplated by clauses 2(e)(ii)-(iv), a Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement and shall not resume sales until such time as it has received written notice from the Company to such effect. The Company shall provide any supplemented or amended prospectus necessary to resume sales, if requested in writing by any Holder.

(g)	The Company will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or the use of any prospectus filed pursuant to this Agreement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable, or if any such order or suspension is made effective during any Blackout Period, as promptly as practicable after the Blackout Period is over.

(h)	The Company shall promptly furnish to the Holders such number of copies of such Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement and such other documents as the Holders may request in writing;

(i)	The Company will promptly deliver to each selling Holder and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, without charge, as many copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any issuer free writing prospectus)), all exhibits and other documents filed therewith and such other documents as such selling Holder or underwriter may reasonably request in writing in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter, and upon request, a copy of any and all transmittal letters or other correspondence to or received from the SEC or any other governmental authority relating to such offer. Subject to Section 1(e) hereof, the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(j)	The Company will (i) register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request in writing; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(k)	The Company will cooperate with the Holders and the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or book-entry statements shall be free of all restrictive legends, indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders or the underwriter or managing underwriter of an underwritten Public Offering, as applicable, may reasonably request in writing and instruct any transfer agent and registrar of Registrable Securities, if any, to do the same. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon the sale by any Holder or the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement and to release any stop transfer orders in respect thereof. At the written request of any Holder or the managing underwriter, if any, the Company will promptly deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow the Registrable Securities to be sold from time to time free of all restrictive legends.

(l)	The right of any Holder to include such Holder’s Registrable Securities in an underwritten offering shall be conditioned upon (x) such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (y) such Holder entering into customary agreements, including an underwriting agreement in customary form, and offering to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that (I) any such Holder shall not be required to make any representations or warranties to the Company or the underwriters (other than (A) representations and warranties regarding (1) such Holder’s ownership of its Registrable Securities to be sold or transferred, (2) such Holder’s power and authority to effect such transfer, (3) such matters pertaining to compliance by such Holder with securities laws as may be reasonably requested by the Company or the underwriters, (4) the accuracy of information concerning such Holder as provided by or on behalf of such Holder, and (5) any other representations required to be made by the Holder under applicable law, and (B) such other representations, warranties and other provisions relating to such Holder’s participation in such Public Offering as may be reasonably requested by the underwriters and mutually agreed on by the underwriters and such Holder) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 6(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the underwriters and their controlling Persons in Section 6(b) hereof and (II) and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (z) such Holder completing and executing all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements or by the Company in connection with such underwritten Public Offering.

(m)	The Company agrees with each Holder that, in connection with any underwritten Public Offering (including an Underwritten Offering), the Company shall: (i) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders of a Majority of Included Registrable Securities being sold, or the underwriters, reasonably request in writing in order to expedite or facilitate the disposition of such Registrable Securities and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any (taking into account the needs of the Company’s businesses and the responsibilities of such officers with respect thereto). The Company and its management shall not be required to participate in any marketing effort that lasts longer than five (5) Business Days for any single underwritten Public Offering.

(n)	The Company will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten Public Offering of Registrable Securities (i) a signed counterpart of one or more comfort letters from independent public accountants of the Company in customary form and covering such matters of the type customarily covered by comfort letters and (ii) an opinion or opinions (including a negative assurance letter) from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions requested in sales of securities in an underwritten Public Offering, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(o)	The Company will (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any reasonable agreements with a custodian for the Registrable Securities and (ii) no later than the effective date of the applicable Registration Statement, provide a CUSIP and ISIN number for all Registrable Securities (including, for the avoidance of doubt, for ADS). In addition, (i) Plan Securities shall be issued and held through Depósito Central de Valores S.A., Depósito de Valores and DCV Registros S.A., as applicable, and (ii) such CUSIP and ISIN numbers shall distinguish the different securities issued under the Plan with respect to which different treatment is required under the Registration and Listing Terms or otherwise under the Plan.

(p)	The Company shall negotiate in good faith such customary agreements and use its commercially reasonable efforts to take such other actions as the Holders reasonably request in order to expedite or facilitate the disposition of Registrable Securities.

(q)	The Company will cooperate with each Holder of Registrable Securities and each underwriter or agent, if any, participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(r)	The Company will, upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative appointed by the Holders of a Majority of Included Registrable Securities, counsel selected by such Holders in accordance with this agreement, any underwriter participating in any disposition pursuant to such registration, as applicable, and any other attorney or accountant retained by such underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement (including in connection with an Underwritten Offering), as applicable, and make themselves available at mutually convenient times to discuss the business of the Company and other matters reasonably requested by any such Holders, sellers, underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, as applicable (any information provided under this Section 2(r), “Due Diligence Information”), subject in each case to the foregoing persons entering into customary confidentiality and non-use agreements with respect to any confidential information of the Company; provided that, subject to Section 2(dd) below, the Confidential Arrangements shall not constitute Due Diligence Information. The Company shall not provide any Due Diligence Information to a Holder unless such Holder explicitly requests such Due Diligence Information in writing.

(s)	The Company will comply with all applicable rules and regulations of the SEC, the Trading Market, FINRA and any state securities authority, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(t)	The Company will ensure that any issuer free writing prospectus utilized in connection with any prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, and is retained in accordance with the Securities Act to the extent required thereby.

(u)	Following the ADS Listing, the Company will use commercially reasonable efforts to cause the Registrable Securities of the same class, to the extent any further action is required, to be similarly listed and to maintain such listing until such time as the securities cease to constitute Registrable Securities.

(v)	The Company shall hold in confidence and not use or make any disclosure of information concerning a Holder provided to the Company without such Holder’s consent, unless the Company reasonably determines (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement known to the Company. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means or otherwise determining that any such disclosure is required under the foregoing clauses (i) through (iii), to the extent permitted by applicable law, give prompt written notice to such Holder and cooperate with such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(w)	The Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act.

(x)	The Company shall cooperate with the transfer of Registrable Securities in accordance with applicable law and contractual restrictions, including with respect to de-legending and the provision of customary legal opinions and other customary assistance.

(y)	The Company shall cooperate with respect to the Holders’ disposition of Registrable Securities in U.S. and Chilean markets, which may include any method of disposition permitted by applicable Law (including underwritten offerings; Bought Deals; and Alternative Transactions), including by conducting roadshows in connection with any underwritten offering, conducting marketing days in connection with any Bought Deals or Alternative Transactions, entering into customary agreements with counterparties and cooperation with respect to due diligence, the provision of customary certificates, opinions and comfort letters.

(z)	In the case of an Underwritten Demand or Underwritten Offering requested by the Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders of a Majority of Included Registrable Securities to be included in such underwritten Public Offering.

(aa)	Notwithstanding anything to the contrary in this Agreement, any Holder may make a written election (an “Opt-Out Election”) to no longer receive from the Company any Demand Notice, Underwritten Offering Notice or Piggyback Notice (each, a “Covered Notice”), and, following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such Covered Notice to such Holder from the date of receipt of such Opt-Out Election and such Holder shall have no right to participate in any Registration Statement or Public Offering as to which such Covered Notices pertain. An Opt-Out Election shall remain in effect until it has been revoked in writing and received by the Company. A Holder who previously has given the Company an Opt-Out Election may revoke such election at any time in writing, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Elections.

(bb)	Each Holder shall promptly notify the Company of the happening of any event actually known to such Holder as a result of which any information set forth in a Registration Statement furnished by such Holder contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading.

(cc)	Without limiting the provisions of Section 2(y), to the extent reasonably required to complete an Alternative Transaction covered by a Registration Statement, the Company shall, with respect to such Alternative Transaction, (A) use commercially reasonable efforts to cooperate with the Holders and other relevant parties to such Alternative Transaction to effectuate such Alternative Transaction as promptly as practicable and (B) without limiting the generality of the foregoing clause (A), comply with the procedures and requirements contained in this Section 2 that are applicable to an “underwritten Public Offering,” “Underwritten Demand” or “Underwritten Offering,” as if such Alternative Transaction were an “underwritten Public Offering,” Underwritten Demand” or “Underwritten Offering”, to the extent customary for such Alternative Transaction, with references to “underwriters” being read to include the counterparties to such Alternative Transaction (whether or not they would be deemed underwriters for purposes of the securities laws).

(dd)	If there are Confidential Arrangements, the Company will promptly take such action with respect to such Confidential Arrangements as may be reasonably requested by any person that may be deemed to be an underwriter under Section 11(a) of the Securities Act in order to establish that such person has conducted a reasonable investigation under Section 11(b)(3) of the Securities Act, for purposes of establishing a defense to liability under Section 11 of the Securities Act. Such action may include providing professional representatives of such person access to such Confidential Arrangements, provided that such professional representatives agree to maintain such Confidential Arrangements in confidence, not to disclose such Confidential Arrangements to any Holder or any other person and not to use such Confidential Arrangements for any purpose other than for establishing the reasonable investigation defense under Section 11(b)(3) of the Securities Act.

3.	Registration Expenses. Except as otherwise contained herein, the Company shall bear all reasonable Registration Expenses incident to the Parties’ performance of or compliance with this Agreement or otherwise in connection with any Demand Registration, Shelf Registration, Underwritten Offering Request or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a registration statement. In addition, notwithstanding anything to the contrary herein, but without duplication of the immediately preceding sentence, the Company shall pay the reasonable and documented fees and disbursements of one counsel (along with one local counsel, to the extent reasonably necessary, for any applicable jurisdiction) representing all Holders participating in the Demand Registration, Shelf Registration, Underwritten Offering Request or Piggyback Registration, as the case may be, selected by the participating Backstop Parties.

“Registration Expenses” shall include, without limitation, (i) all registration, qualification and filing fees and expenses (including fees and expenses (A) of the SEC or FINRA, (B) incurred in connection with the listing of the Registrable Securities (in the form of ADSs or, if a proposal pursuant to Section 9(f) is legally possible and accepted in writing by the Company, in the form of Ordinary Shares) on an Acceptable Securities Exchange, and (C) in compliance with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement)); (ii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto (including expenses of printing certificates for the Registrable Securities and printing prospectuses); (iii) analyst or investor presentation or road show expenses of the Company; (iv) messenger, telephone and delivery expenses; (v) reasonable fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (vi) all fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel)) that is required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (vii) fees and expenses of any special experts retained by the Company; (viii) Securities Act liability insurance, if the Company so desires such insurance; (ix) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies; (x) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company. Each Holder shall pay any Selling Expenses applicable to the offer, sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Offering, or pursuant to any Shelf Registration Statement under which such selling Holder’s Registrable Securities were sold, and in any other fees and expenses not constituting Registration Expenses in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement, Piggyback Offering or Shelf Registration Statement.

“Selling Expenses” shall mean, collectively, any selling commissions, discounts or brokerage fees relating to the sale by a Holder of Registrable Securities pursuant to the Shelf Registration Statement, a Demand Registration Statement or a Piggyback Registration.

4.	Lock-Up.

(a)	Holder Lock-Up. In connection with any underwritten Public Offering, if requested by the managing underwriters of such Public Offering, each Holder participating in such Public Offering, that, together with its Affiliates, beneficially owns more than one percent (1%) of the then-outstanding Ordinary Shares and ADS (on an Ordinary Share-equivalent basis), and, if requested by the managing underwriters of such Public Offering, each other Holder that together with its Affiliates beneficially owns more than one percent (1%) of the then-outstanding Ordinary Shares and ADS (on an Ordinary Share-equivalent basis) (“Non-Participating Holders”) shall enter into a customary lock-up agreement with the managing underwriters of such Public Offering to not make any sale or other disposition of any of the Company’s Capital Stock owned by such Holder (a “Lock-Up Agreement”); provided that (i) all executive officers and directors of the Company are bound by and have entered into substantially similar Lock-Up Agreements on no more favorable terms; (ii) such Lock-Up Agreements shall provide for customary exceptions, including that such Lock-Up Agreements shall not restrict the ability of such Non-Participating Holders to pledge Ordinary Shares and ADS as collateral pursuant to any financing arrangements, including margin loans, but excluding financings where the principal purpose is to dispose of the Ordinary Shares or ADS; (iii) in order to participate in the Re-IPO or Demand Re-IPO, as applicable, a Holder must sign a Lock-Up Agreement if requested, even if such Holder beneficially owns less than one percent (1%) of the outstanding Ordinary Shares and ADS (on an Ordinary Share-equivalent basis); (iv) nothing herein shall prevent any Holder from making a distribution of Registrable Securities to any of its partners, members or stockholders thereof or a transfer of Registrable Securities to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees, as applicable, agree to be bound by the restrictions set forth in this Section 4; and (v) the foregoing provisions shall only be applicable to the Holders if all shareholders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period such that if any such persons are released, then all Holders shall also be released to the same extent on a pro rata basis. The Company may impose stop-transfer instructions with respect to the shares of Capital Stock subject to the restrictions set forth in this Section 4(a) until the end of the applicable period of the Lock-Up Agreement. The provisions of this Section 4(a) shall cease to apply to such Holder once such Holder no longer beneficially owns any Registrable Securities.

(b)	Lock-Up Agreements. Except as otherwise set forth herein, including in Section 4(a) the Lock-Up Agreement shall provide that, unless the underwriters managing such underwritten Public Offering otherwise agree in writing, and provided that the Company and all executive officers and directors of the Company are bound by and have entered into substantially similar Lock-Up Agreements, on no more favorable terms, such Holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Company (including Capital Stock of the Company that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the SEC) (collectively, “Equity Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Equity Securities, whether such transaction is to be settled by delivery of such Equity Securities, in cash or otherwise, in each case commencing on the date requested by the managing underwriters (which shall be no earlier than seven (7) days prior to the anticipated “pricing” date for such Public Offering) and continuing to the date that is reasonably requested by the managing underwriters and is not later than ninety (90) days (30 days in the case of a Bought Deal) following the date of the final prospectus for such Public Offering (or such shorter period as may be acceptable to the managing underwriters) (a “Holdback Period”).

(c)	Company Lock-Up. In connection with any underwritten Public Offering, and upon the reasonable request of the managing underwriters, the Company shall: (i) agree to customary lock-up provisions applicable to the Company in an underwriting agreement as reasonably requested by the managing underwriters during any Holdback Period; and (ii) cause each of its executive officers and directors to enter into Lock-Up Agreements, in each case, in customary form and substance, and with exceptions that are customary, for an underwritten Public Offering of such type and size, provided, that the lock-up provisions applicable to the Company shall not be on any more favorable terms than the lock-up provisions applicable to Holders pursuant to their Lock-Up Agreements.

5.	Holders’ Obligations.

(a)	Each Holder covenants and agrees that, in the event the Company informs such Holder in writing that it does not satisfy the conditions specified in Rule 172 under the Securities Act and, as a result thereof, such Holder is required to deliver a prospectus in connection with any disposition of Registrable Securities, it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement, and shall sell the Registrable Securities only in accordance with a method of distribution described in the Shelf Registration Statement.

(b)	Each Holder shall provide written notice to the Company as soon as practicable, and in any case within five (5) Business Days, once it ceases to own any Registrable Securities because of one or more transfers or other dispositions pursuant to clause (i) or (ii) of the definition of Registrable Securities. The Company shall not disclose any information regarding the Holders’ holdings of Registrable Securities communicated to the Company in accordance with this Section 5(b) to any other Persons, other than its counsel.

(c)	Each Holder agrees that it will not prepare or have prepared on its behalf or used or refer to, any issuer free writing prospectus without the prior written consent of the Company and, in connection with any underwritten Public Offering, the underwriters.

6.	Indemnification.

(a)	The Company agrees to indemnify, defend and hold harmless each Holder, its partners, shareholders, equity holders, managers, members, investment managers, investment advisors, and Affiliates, and each of their respective officers and directors and each Person who controls such Holder (within the meaning of Section 15 the Securities Act or Section 20 of the Exchange Act) and any agent, employee, attorney or representative thereof (collectively, “Holder Indemnified Persons”), and any underwriter or any Person that would be deemed to be an underwriter under Section 11 of the Securities Act in connection with an Alternative Transaction that facilitates the sale of the Registrable Securities and any Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter or other such Person (collectively, “Underwriter Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and investigation and reasonable attorneys’, accountants’ and experts’ fees, whether or not the Indemnified Person is a party to any proceeding), and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act, applicable Chilean Securities laws, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement (collectively, “Losses”), insofar as such Losses (or actions in respect thereof) incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement under which any Registrable Securities were registered, any free writing prospectus prepared by or on behalf of the Company, prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state or common law rule or regulation, or applicable Chilean Securities laws, relating to action or inaction in connection with any Company-provided information in such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such proceeding; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that such claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, any free writing prospectus prepared by or on behalf of the Company, prospectus, or any amendment thereof or supplement thereto, or road shows, summary or final prospectuses, or any documents incorporated by reference into such, or any omission or alleged omission of a material fact in reliance upon and in conformity with the Selling Shareholder Information furnished to the Company by or on behalf of such Holder expressly for use therein.

(b)	In connection with any Registration Statement filed by the Company pursuant to Section 1 hereof in which a Holder has registered for sale its Registrable Securities, each such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, partners, managers, members, investment managers, employees, agents and representatives and each Person who controls the Company (within the meaning of Section 15 the Securities Act and Section 20 of the Exchange Act) (such persons together with Holder Indemnified Persons and the Underwriter Indemnified Persons, collectively “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against Losses, insofar as such Losses, arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any free writing prospectus prepared by or on behalf of the Company, prospectus, or any amendment thereof or supplement thereto, or road shows, summary or final prospectuses, or any documents incorporated by reference into such or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with any Selling Shareholder Information provided by such Holder or a representative of such Holder; provided that (i) each Holder shall be liable for only up to the amount of net proceeds actually received by such Holder (after deducting Selling Expenses) as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation; provided further that (ii) no Holder shall be liable to any such Indemnified Person in any such case to the extent that such claim is related to (A) Selling Shareholder Information after such Selling Shareholder provided an update to such Selling Shareholder Information to the Company (1) up to one (1) Business Day prior to the date on which the Company requested that the Registration Statement be declared effective by the SEC and the Company did not revise the Registration Statement with such updated Selling Shareholder Information through filing a pre-effective amendment with the SEC or otherwise correcting such information in the Registration Statement before it was declared effective, or (2) after the Registration Statement became effective and the Company did not use commercially reasonable efforts to file an amendment or other supplement to the Registration Statement with the SEC that would incorporate such updated Selling Shareholder Information; (B) Selling Shareholder Information after the Selling Shareholder provided the notice contemplated by Section 2(bb); and (C) the use by the Company of an outdated or defective prospectus to sell the Registrable Securities. No Holder shall be liable for indemnification or contribution with respect to any information provided by an underwriter or counterparty to an Alternative Transaction for inclusion in the Registration Statement.

(c)	Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the Person from whom indemnity is sought (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the Indemnifying Party) and (ii) unless, in the Indemnified Person’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person. After written notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim, the Indemnifying Party shall not be subject to any liability for any settlement subsequently made by the Indemnified Person without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). With respect to any such claim, any Indemnified Person shall have the right to retain its own counsel and participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (1) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel and the payment of fees by the Indemnifying Party or (2) in the reasonable judgment of such Indemnified Person (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (B) there would be rights or defenses that would be available to such Indemnified Person that are not available to the Indemnifying Party, in which case of (1) or (2), the Indemnifying Party shall be obligated to pay the fees and expenses of such separate counsel; provided that the Indemnifying Party shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local legal counsel) for all Indemnified Persons by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of an Indemnified Person, a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which case the Indemnifying Party shall be liable for the fees and expenses of one additional counsel (in addition to one local legal counsel in each applicable jurisdiction) with respect to each Indemnified Person having such conflict of interest. The Indemnifying Party shall keep the Indemnified Persons reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect to such claim. No Indemnifying Party shall, without the prior written consent of an Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a full and unconditional release from all liability with respect to such claim and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any such Indemnified Person.

(d)	The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Person or any officer, director, partner, manager, member, investment manager, employee, agent, representative or controlling Person of such Indemnified Person and shall survive the transfer of Registrable Securities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the Indemnifying Party or others, and (ii) any liabilities to which the Indemnifying Party may be subject pursuant to the law.

(e)	If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an Indemnified Person under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then each applicable Indemnifying Party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which such Indemnifying Party may be subject in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Person, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party, on the one hand, or the Indemnified Person, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Holders holding Registrable Securities or any agents or underwriters or all of them were treated as a single entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6(e) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, and (ii) contribution by each Holder shall be limited in amount to the net amount of proceeds actually received by such Holder from the sale of Registrable Securities pursuant to the applicable Shelf Registration Statement, less the amount of any damages that such Holder has otherwise been required to pay in connection with such sale pursuant to this Agreement. For purposes of Section 6(e), each Person who controls any Holder, agent or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each director, officer, employee and agent of any such Holder, agent or underwriter, shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this Section 6(e).

(f)	The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section 6 hereof, and will survive the transfer of Registrable Securities.

(g)	The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.	Reporting Requirements.

(a)	With a view to making available to the Holders the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration (“Rule 144”), at all times during which there are Registrable Securities outstanding the Company agrees to:

(i)	whether or not required by the rules and regulations of the SEC and notwithstanding anything to the contrary herein, make and keep “current public information” (within the meaning of Rule 144(c)(1)) available;

(ii)	furnish to the Holders so long as the Holders own Registrable Securities, promptly upon request, a written statement by the Company that it has complied with all conditions set forth in Rule 144(c)(1), including that (i) it has filed all reports required under section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and has been subject to such filing requirements for the past 90 days, and (ii) it has submitted electronically every Interactive Data File (as defined in Regulation S-T) required to be submitted pursuant to Regulation S-T Rule 405 during the preceding 12 months; and

(iii)	in the event that the Company is neither subject to section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, furnish to the Holders the information set forth under Section 4(d)(3) of the Securities Act.

(b)	The Company shall comply with customary English-language reporting requirements under the Exchange Act (including reporting as required pursuant to Form 6-K and annual reporting on Form 20-F) and shall file a Form 6-K within one (1) Business Day of the earlier of (A) the date on which any vote of Company shareholders is announced in Chile and (B) the date materials are distributed in respect of any such vote, announcing such vote and/or making available such materials, as applicable.

(c)	The Company shall publish customary quarterly and annual earnings releases in English and conduct customary quarterly and annual earnings calls in English within five (5) Business Days of the date on which quarterly or annual results are first reported in an earnings release.

8.	ADS Program.

(a)	Until the later of (x) the seventh (7th) anniversary of the Effective Date and (y) the time that the ADS represent five percent (5%) or less of the outstanding Ordinary Shares (on an Ordinary Share-equivalent basis) for a period of 180 consecutive days at any time after the ADS Listing (but in any event no later than twelve (12) years after the Effective Date), and except as agreed otherwise by a Vote of ADS Holders, the Company shall at all times:

(i)	maintain a sponsored ADS program (the “Unrestricted ADS Program”) on the same terms as those reflected in the Third Amended and Restated Deposit Agreement dated as of September 21, 2017, as amended by Amendment No. 1 thereto, dated as of March 12, 2021 by and among the Company and JPMorgan Chase Bank, N.A. (in its role as depositary under the ADS Program, the “Depositary”), and the other parties thereto (as it may be further amended consistent with the terms hereof, the “Unrestricted Deposit Agreement”), and make any necessary amendments to the Unrestricted Deposit Agreement in form and substance acceptable to the Necessary Backstop Parties, to provide for (a) full flexibility (subject to applicable fees and procedures contained in the Unrestricted Deposit Agreement) to deposit and withdraw, at the election of the respective holders of ADS, any Ordinary Shares from time to time held by the Backstop Parties or their transferees into or out of the ADS Program; (b) participation in dividends and distributions subject to the procedures of the Depositary as set forth in the Unrestricted Deposit Agreement and subject to compliance with applicable law (including, without limitation, Chilean law); (c) participation in voting at the instruction of the respective holders of ADS, subject to the procedures of the Depositary as set forth in the Unrestricted Deposit Agreement and subject to compliance with applicable law (including, without limitation, Chilean law); and (d) participation in preemptive rights offerings in the form of additional ADS subject to compliance with applicable law (including, without limitation, Chilean law) and the procedures of the Depositary set forth in the Unrestricted Deposit Agreement; provided that such offerings are for Ordinary Shares constituting at least two percent (2%) of the outstanding Ordinary Shares (excluding any Ordinary Shares subject to lock-up);

(ii)	maintain a sponsored restricted ADS program (the “Restricted ADS Program” and, together with the Unrestricted ADS Program, the “ADS Program”), pursuant to the Restricted ADS Program Agreement (as defined below) providing for the issuance of restricted ADS and allowing for the conversion of restricted ADS into unrestricted ADS, in form and substance acceptable to the Necessary Backstop Parties;

(iii)	subject to clause 8(a)(i) and (ii) of this Agreement, not make any amendments to the ADS Program having an adverse effect to (a) voting rights, (b) rights related to distributions or dividends, (c) exercise of preemptive rights, (d) transfer rights, and (e) rights to receive shareholder information delivered by the Company, or that are otherwise materially adverse to holders of ADS, including terminating the ADS Program or, other than as required by law, permitting the removal by the Company of individual holders from the ADS program, in each case without a Vote of ADS Holders;

(iv)	use its commercially reasonable efforts in good faith to cause the Depositary to maintain a registration statement on Form F-6 (the “Form F-6”) effective with respect to the ADS under the ADS Program, in form and substance acceptable to the Necessary Backstop Parties, in compliance with the provisions of the Securities Act and with a number of available ADS sufficient to permit the Backstop Parties (and their transferees) to have the Ordinary Shares they hold (from time to time) represented by ADS; provided that, if there shall be any Necessary Backstop Parties without giving effect to clause (iii) of the definition thereof, the Form F-6 shall be filed at such time as requested by the Necessary Backstop Parties or as promptly as practicable thereafter; and

(v)	from the time of the ADS Listing, take all actions to maintain the continued listing of the ADS on the applicable Acceptable Securities Exchange;

(b)	The Company will enter into an amendment (“Unrestricted ADS Program Amendment”) to the Unrestricted Deposit Agreement with respect to its unrestricted ADS program providing for such changes as agreed by the Depositary, the Company and the Necessary Backstop Parties, at such time as requested by the Necessary Backstop Parties, or as promptly as practicable thereafter, with the form of such amendment as proposed by the Depositary being attached hereto as Exhibit E.

(c)	The Company will enter into an agreement (the “Restricted ADS Program Agreement”, and, together with the Unrestricted Deposit Agreement, the “Deposit Agreements”) providing for a restricted ADS program on substantially similar terms, mutatis mutandis, of the Unrestricted ADS Program, as amended, with such differences as agreed by the Depositary, the Company and the Necessary Backstop Parties, at such time as requested by the Necessary Backstop Parties, or as promptly as practicable thereafter.

(d)	The Company shall (x) use commercially reasonable efforts to provide that all ADS in the Unrestricted ADS Program shall be eligible to be held and serviced by the Depository Trust Company, to the maximum extent possible, and (y) distribute or cause the distribution (including, without limitation, by submitting a written request to the Depositary to arrange for such distribution, at the Company’s expense) to holders of ADS an English language translation of any materials distributed to holders of Ordinary Shares in Chile as promptly as practicable after such distribution to holders of Ordinary Shares in Chile;

(e)	Except as otherwise contained herein, the Company shall bear all costs and expenses related to or arising out of the ADS Program, other than costs customarily payable by holders of the ADS. The Company and the Necessary Backstop Parties shall work together to negotiate the fees and expenses of the Depositary; provided that, if the Company, the Necessary Backstop Parties and the Depositary are unable to agree on such fees and expenses, then, at the request of the Necessary Backstop Parties, the Company shall solicit requests for proposals from other financial institutions that serve as depositaries under ADS or similar programs to serve as depositary under the ADS Program, and, if reasonably requested by the Necessary Backstop Parties, after having reached agreement on fees and expenses with any such other financial institution as aforesaid, to appoint such financial institution as the depositary under the ADS Program.

(f)	Until the ADS Listing, the Company shall maintain a ratio in the ADS Program of one ADS for each Ordinary Share. From and after the ADS Listing, the Company shall cause the ADS Program to have an ADS ratio sufficient to create a per-ADS price acceptable to the Necessary Backstop Parties that meets the listing standards of the Acceptable Securities Exchange.

(g)	For so long as the Company is required to maintain the ADS Program pursuant to Section 8(a), and notwithstanding anything to the contrary in the Deposit Agreements, the Company shall take (or refrain from taking, as the case may be), all actions set forth on Exhibit D hereto.

9.	Certain Listing and Registration Matters.

(a)	As of the date hereof the Company has taken, or otherwise shall take, all actions to cause all Ordinary Shares to be listed on the Santiago Stock Exchange, including for the avoidance of doubt, any New Convertible Notes Back-up Shares, and the Company shall not delist the Ordinary Shares from the Santiago Stock Exchange or any other Chilean stock exchange (or subsequently relist the Ordinary Shares on such stock exchange) without the consent of the Necessary Backstop Parties, to the maximum extent permitted by applicable law.

(b)	At such time as is requested by the Necessary Backstop Parties or as promptly as practicable thereafter, the Company shall take all actions to list the ADS on an Acceptable Securities Exchange (the “ADS Listing”), provided that the Company shall not list the ADS on any U.S. national securities exchange until so requested by the Necessary Backstop Parties, provided further that the Company shall, at any time prior to the ADS Listing, suspend and halt its efforts to list the ADS upon the request of the Necessary Backstop Parties (and shall cause the ADS to retain a ratio of one ADS for each Ordinary Share for the duration of such suspension), until such time as the Necessary Backstop Parties shall request that the Company resume its efforts to list the ADS; provided further that, notwithstanding anything herein to the contrary, at any time after the thirty-six (36) month anniversary of the Effective Date, or if at any time there are no Necessary Backstop Parties without giving effect to clause (iii) of the definition thereof, the Board of Directors of the Company may determine to list the ADS on any U.S. national securities exchange without the approval or acceptance of any Creditor Backstop Parties.

(c)	In the event that the Registrable Securities are not listed on the New York Stock Exchange, NASDAQ Global Market or Alternative Securities Exchange, in each case, in the form of ADS, or such other event occurs such that the federal preemption of state “blue sky” or other U.S. state securities laws is not available in the reasonable opinion of the Holders, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other U.S. “blue sky” or other U.S. state securities laws of such jurisdictions as the Holders shall reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such U.S. jurisdictions of the Registrable Securities owned by the Holders (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction).

(d)	From the Effective Date until the tenth (10th) anniversary of the Effective Date, the Company shall use commercially reasonable efforts in good faith to maintain at all times the registration of all Plan Securities with the CMF and the continued listing of the New Shares (including for the avoidance of doubt, any New Convertible Notes Back-up Shares (other than the New Convertible Notes (unless otherwise required by applicable law)) on the Santiago Stock Exchange such that holders of such Plan Securities shall be able to freely transfer and dispose of such Plan Securities (subject to applicable insider trading regulations) by any method and to the extent permitted by applicable law (subject to, in the case of the shares issued upon conversion of the New Convertible Notes Class B, the Class B Restriction Period), except as agreed otherwise by holders of shares representing two-thirds (2/3rds) of the then-outstanding Ordinary Shares;

(e)	The Company shall comply with all reporting requirements and other disclosure obligations imposed by the CMF or Santiago Stock Exchange.

(f)	The Company shall consider in good faith proposals for listing of Ordinary Shares in lieu of ADS made by (i) prior to the ADS Listing, the Necessary Backstop Parties, and (ii) following the ADS Listing, a Holder or group of Holders of (x) a majority of the ADS then outstanding or (y) ADS representing 10% of the total number of Ordinary Shares (on an Ordinary Share-equivalent basis), to respond to changes in Law or formal interpretation of Law that affect ADS or the trading of shares in the United States, taking into account the restrictions set forth under applicable law, the interests of all shareholders and the regulatory and operational context in which the Company operates.

10.	Non-Deal Road Shows. (A) following the Effective Date, the Company shall cause its executive officers to conduct a non-deal roadshow in the United States, at such time as is requested by the Threshold Backstop Parties and shall cooperate with such Threshold Backstop Parties so that the length, content and scope of such roadshow is satisfactory to such Threshold Backstop Parties and (B) from time to time following the Effective Date, the Company shall participate in non-deal roadshows upon request of holders of twenty percent (20%) of the Ordinary Shares (including ADS on an Ordinary Share-equivalent basis) then outstanding, to the extent permitted at the time of the request by applicable law, provided that in each case of clauses (A) and (B) no roadshow shall be conducted less than sixty (60) days following a prior roadshow pursuant to this Section 10.

11.	Preservation of Rights. Unless this Agreement is modified or waived as provided in Section 13(c) and/or Section 13(d), the Company shall not, on or after the date of this Agreement, enter into any agreement, take any action, or permit any change to occur, with respect to its securities that is inconsistent with or violates or subordinates the rights expressly granted to the Holders in this Agreement, such as (a) adversely affecting the ability of the Holders to include the Registrable Securities in a registration undertaken or underwritten offering pursuant to this Agreement, or (b) affecting the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

12.	Other defined terms.

“ADS” means the American depositary shares representing the Ordinary Shares pursuant to the ADS Program.

“Affiliate” means, with respect to any Person, any Affiliated Funds of such Person and any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which the determination of affiliation is being made; provided that in the case of a Backstop Party or other Holder that is an Affiliate of the Company, references herein to “Affiliates” of such Backstop Party or other Holder shall not, except as used in the definition of “Registrable Securities”, include the Company. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through the ownership of voting securities, by contract, or otherwise).

“Affiliated Fund” means, with respect to any Person, (a) any investment funds, managed accounts or other entities who are advised by such Person or the same investment advisor or manager or by investment advisors which are Affiliates of such Person or (b) any investment advisor with respect to an investment fund, managed account or entity it advises.

“Acceptable Securities Exchange” means the New York Stock Exchange or NASDAQ Global Select Market or, if listing on such exchanges is not possible, then such other U.S. national securities exchange that provides comparable liquidity to the New York Stock Exchange or NASDAQ Global Select Market, which is acceptable to the Necessary Backstop Parties.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

“Backstop Party Counsel” means Kramer Levin Naftalis & Frankel LLP, Davis Polk & Wardwell LLP, Wachtell Lipton, Rosen & Katz, and Alston & Bird LLP.

“Business Day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings and is not a day on which banking institutions in the State of New York and in the city of Santiago, Chile generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means with respect to a corporation, any and all shares, interests or equivalents of capital stock of such corporation (including ADS, and whether voting or nonvoting and whether ordinary/common or preferred) and any and all options, warrants and other securities that at such time are convertible into, or exchangeable or exercisable for, any such shares, interests or equivalents (including, without limitation, the New Shares or any note or debt security convertible into or exchangeable for New Shares).

“Closing Date” has the meaning set forth in the Backstop Creditors Backstop Agreement, unless expressly stated otherwise in this agreement.

“CMF” means the Comisión para el Mercado Financiero, the Chilean regulatory authority tasked with overseeing the Chilean financial markets.

“Effective Date” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Effective Date 10% Holder” means: as of any time of determination, each Creditor Backstop Party that, together with its affiliates, (i) as of the Effective Date owned beneficially at least ten percent (10%) of the Effective Date Ordinary Shares and (ii) at such time of determination owns beneficially at least ten percent (10%) of the Ordinary Shares. For purposes of this definition, (i) beneficial ownership with respect to any securities shall mean the ownership of substantially all of the (x) voting power which includes the power to vote, or to direct the voting of, such securities and (y) economic interests in such securities (which economic interests, for the avoidance of doubt, have not been divested through any swap or derivative arrangements or any other arrangements having the effect thereof), (ii) Ordinary Shares and ADS beneficially owned by a person shall include the Ordinary Shares and ADS owned by such person’s affiliates, and (iii) beneficial ownership shall include, without limitation, Ordinary Shares beneficially owned through the ADS Program.

“Effective Date Ordinary Shares” means all Ordinary Shares outstanding as of the Effective Date, and including all Ordinary Shares to be delivered upon conversion of the New Convertible Notes issued as of the Effective Date.

“ERO New Common Stock” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory or competition, antitrust or foreign investment authority, agency, department, commission, regulator court, or tribunal of competent jurisdiction (or any such multinational entity) or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority (including any branch, department or official thereof).

“Holder” means each Person other than the Company that is party to this Agreement on the date hereof and any Person who hereafter becomes a party to this Agreement pursuant to Section 13(e) of this Agreement.

“Holders of a Majority of Included Registrable Securities” means Holders that are the beneficial owners of a majority of the Registrable Securities included in a Piggyback Offering, Demand Registration or an Underwritten Offering, as applicable. For the avoidance of doubt, only Registrable Securities held by Persons who are party to this Agreement as of the date hereof or who thereafter become a party to this Agreement by executing a joinder in accordance with Section 13(e) shall be considered in calculating a majority of the Registrable Securities.

“Joinder Agreement” means the form of joinder agreement set forth on Exhibit B to this Agreement.

“Law” means any federal, state or local U.S. or non-U.S. law (including common law), statute, code, ordinance, rule, regulation, order, ruling, judgment, treaty, or convention in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Entity of competent jurisdiction (including the Bankruptcy Court).

“Necessary Backstop Parties” means, subject to Section 13(e)(ii), (i) at any time through the eighteen (18) month anniversary of the Effective Date, (x) at least one Effective Date 10% Holder, if any, and (y) Creditor Backstop Parties owning beneficially at such time, in the aggregate, a number of Ordinary Shares equal to at least twenty seven and ½ percent (27.5%) of the Effective Date Ordinary Shares, if any; (ii) at any time after the eighteen (18) month anniversary of the Effective Date, if at such time there is at least one Effective Date 10% Holder, any Effective Date 10% Holder; and (iii) if at any time there shall be no Effective Date 10% Holders and/or Creditor Backstop Parties able to satisfy the criteria of clause (i) or clause (ii), as applicable, the Board of Directors of the Company without the approval or acceptance of any Creditor Backstop Parties. For purposes of this definition, (i) beneficial ownership with respect to any securities shall mean the ownership of substantially all of the (x) voting power which includes the power to vote, or to direct the voting of, such securities and (y) economic interests in such securities (which economic interests, for the avoidance of doubt, have not been divested through any swap or derivative arrangements or any other arrangements having the effect thereof), (ii) Ordinary Shares and ADS beneficially owned by a person shall include the Ordinary Shares and ADS owned by such person’s affiliates, and (iii) beneficial ownership shall include, without limitation, Ordinary Shares beneficially owned through the ADS Program. For the avoidance of doubt, if at any time clause (iii) of this definition shall apply, then any reference in this Agreement to a request of the Necessary Backstop Parties or the approval of the Necessary Parties, or any term of similar import, shall be interpreted to mean the Company in its discretion as determined by the Board of Directors of the Company.

“New Convertible Notes” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“New Convertible Notes Class A” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“New Convertible Notes Class B” has the meaning set forth in the Backstop Creditors Backstop Agreement

“New Convertible Notes Class C” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“New Shares” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Ordinary Shares” means the ordinary shares of the Company that may be outstanding from time to time (including, for the avoidance of doubt, the ordinary shares of the Company held in the ADS Program), and any equity securities into which such ordinary shares are exchanged, converted or otherwise recapitalized.

“Other Registrable Securities” means (a) (i) Ordinary Shares (including Ordinary Shares beneficially owned as a result of, or issuable upon, the conversion, exercise or exchange of any other Capital Stock) and (ii) any securities issued or issuable with respect to any of the Ordinary Shares described in foregoing clause (i), including by way of stock or unit dividend or stock or unit split or in connection with a combination of shares or units, recapitalization, merger, consolidation or other reorganization or otherwise; and (b) any ADS representing the Ordinary Shares described in the foregoing clause (a), in each case beneficially owned by any other Person who has rights to participate in any offering of securities by the Company pursuant to a registration rights agreement or other similar arrangement (other than this Agreement) with the Company or any direct or indirect parent of the Company relating to the Ordinary Shares; provided, that in the case of an Underwritten Offering or an Underwritten Demand, Other Registrable Securities shall be limited to the securities of the class and series being offered in such Underwritten Offering or Demand Registration.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

“Plan” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Plan Securities” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), all amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Public Offering” means any sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Capital Stock.

“Registrable Securities” means each of the following: (a) (i) all New Shares acquired by the Holders (including, for the avoidance of doubt the ERO New Common Stock and New Shares issued upon conversion of the New Convertible Notes Class A, New Convertible Notes Class B, and/or New Convertible Notes Class C acquired by the Holders (the “New Convertible Notes Back-up Shares”) and all New Shares deposited into the ADS Program), (ii) all of the Ordinary Shares acquired by the Holders that are Affiliates of the Company (however and whenever acquired), (iii) from the Effective Date until the later of (A) six (6) months following the Effective Date and (B) the effectiveness of the Shelf Registration Statement, all of the Ordinary Shares acquired by the Holders that are not Affiliates of the Company, and (iv) any securities issued or issuable with respect to any of the Ordinary Shares described in foregoing clauses (i), (ii) or (iii), including by way of stock or unit dividend or stock or unit split or in connection with a combination of shares or units, recapitalization, merger, consolidation or other reorganization or otherwise; and (b) any ADS representing the Ordinary Shares described in the foregoing clause (a); provided that any such securities shall cease to be Registrable Securities when (i) the Shelf Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been sold pursuant to such effective Shelf Registration Statement or another effective registration statement under the Securities Act, or (ii) such Registrable Securities have been sold pursuant to Rule 144 or Regulation S, unless such Registrable Securities have been sold in a private transaction to (x) an Affiliate of the Company that, together with all parties with whom its holdings are aggregated for purposes of Rule 144, owns Ordinary Shares and ADS representing at least 1% of the Ordinary Shares outstanding at the time of the transfer after giving effect to such transfer, or (y) another Holder or an Affiliate of a Holder; provided further that the Ordinary Shares deposited into the ADS Program shall cease to be Registrable Securities at the time that the corresponding ADS shall cease to be Registrable Securities. For the avoidance of doubt, if any Ordinary Shares or ADS constituting Registrable Securities are transferred in a transfer satisfying the conditions set forth in clauses (a), (b) or (c) of Section 13(e)(ii) hereof, then such Ordinary Shares or ADS shall remain Registrable Securities following such transfer.

“Registration and Listing Terms” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Registration Statement” means any registration statement of the Company filed with or to be filed with the SEC under the Securities Act and other applicable law, including the Shelf Registration Statement and any Demand Registration Statement, and including any prospectus, amendments and supplements to each such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Restructuring Support Agreement” means the restructuring support agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) entered into on November 26, 2021 with an ad hoc group of general unsecured creditors of the Company, certain of the existing equity holders of the Company, and Andes Aerea SpA, Inversiones Pia SpA and Comercial Las Vertientes.

“Seasoned Issuer” means an issuer eligible to use a registration statement on Form F-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“SEC” means the United States Securities and Exchange Commission, and any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Shareholder” means a Holder that duly submits a Selling Shareholder Questionnaire pursuant to the terms of this Agreement.

“Selling Shareholder Information” means, with respect to each Holder, the information required under Item 9.D of Form 20-F, as provided in such Holder’s Selling Shareholder Questionnaire, and any additional information provided by written notice by such Holder for inclusion by the Company in the Shelf Registration Statement if such additional information is specifically requested by the SEC to be included in the Shelf Registration Statement.

“Selling Shareholder Questionnaire” means the Selling Shareholder Questionnaire in the form attached hereto as Exhibit A.

“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed.

“Vote of ADS Holders” (i) prior to the ADS Listing, a vote of the Necessary Backstop Parties without, for purposes of this definition, giving effect to clause (iii) of the definition thereof; and (ii) following the ADS Listing or if there shall not be any Necessary Backstop Parties, a majority of the votes cast by holders of all ADS (including holders of ADS in both the unrestricted and restricted ADS program); provided that all beneficial holders of ADS were solicited for their vote on the matter; and provided further that the record date for such solicitation shall be not earlier than ten (10) days following the first public announcement of the Company’s intent to conduct the solicitation; and provided further that for purposes of any amendment or modification to the restricted ADS program that does not similarly affect the unrestricted program, clause (ii) shall include only a majority of votes cast by the holders of restricted ADS.

“WKSI”: means a “well known seasoned issuer” as defined under Rule 405 under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer.

13.	Miscellaneous.

(a)	Remedies. Each Party shall be entitled to enforce its rights under any provision of this Agreement specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Holders may, in their sole discretion, apply to the courts of competent jurisdiction described below (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b)	Termination and Effect of Termination. This Agreement shall terminate (i) with respect to the provisions of Sections 8, 9(b), 9(c), 9(f) and 13(o) on the later of (A) the seventh (7th) anniversary of the Effective Date and (B) such time as the ADS represent less than five percent (5%) of outstanding Ordinary Shares (on an Ordinary Share –equivalent basis) for a period of 180 consecutive days (but in any event no later than twelve (12) years after the Effective Date), and (ii) with respect to the provisions of Sections 1, 2, 3, 4, and 5, (A) on the later of (i) the tenth (10th) anniversary of the Effective Date and (ii) such time as (A) the Backstop Parties hold in aggregate less than 10% of the outstanding Ordinary Shares and (B) no (x) Backstop Party individually or (y) Backstop Parties that together form a “group” within the meaning of Section 13(d) of the Exchange Act, hold Registrable Securities representing five percent (5%) of the Ordinary Shares, or (C) there are no Registrable Securities outstanding, except in any case, for the provisions of Section 6, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 6 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

(c)	Amendments and Waivers. Except as otherwise provided herein, this Agreement may only be modified, amended or supplemented (such waiver, modification, amendment or supplement, collectively, an “Amendment”):

(i)	except as provided in (c)(ii) and (c)(iii) below, by the Company and the Creditor Backstop Parties that are beneficial owners of a majority of the outstanding Registrable Securities beneficially held by all Creditor Backstop Parties at the time of such Amendment;

(ii)	with respect to Sections 8, 9(b), 9(c), 9(f) and 13(o), by the Company and a Vote of ADS Holders;

(iii)	with respect to any provisions related to the Re-IPO or Demand Re-IPO, by the Company and the Necessary Backstop Parties;

provided, that, in each case, to the maximum extent permitted by applicable Law, any Amendment that disproportionately affects any rights of any of the Holders or any group of Holders shall require the consent of the Holders holding a majority of the outstanding Registrable Securities held by the Holders or group of Holders so affected; provided, that for the avoidance of doubt, the Shareholder Backstop Parties shall constitute a group of Holders solely for purposes of applying this amendment provision if any amendment disproportionately and adversely affects the rights of the Shareholder Backstop Parties/Creditor Backstop Parties relative to the rights of all other Holders; and the Shareholder Backstop Parties shall not by reason of this provision constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, nor an “acuerdo de actuación conjunta” within the meaning of Article 98 of Chilean Law No. 18,045. Subject to Section 13(d), any amendment to this Agreement that is not approved in accordance with this Section 13(c) shall be void and ineffective ab initio.

(d)	Re-IPO Amendment. This Agreement amends, restates and supersedes the Original Registration Rights Agreement, except that the provisions of the second paragraph of the section 13(d) of the Original Registration Rights Agreement shall continue and remain in full force and effect.

(e)	Assignment; No Third Party Beneficiaries.

(i)	The Company may not assign this Agreement nor any of the rights, interests or obligations under this Agreement without the prior written consent of each of the Holders. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective permitted successors and assigns. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 6 and this Section 13(e), provided that the provisions of Sections 8, 9(b), 9(c), 9(f) and 13(o) shall inure to the benefit of all holders of ADS;

(ii)	Without the consent of the Company or any other person, a transferee of a Holder that holds Registrable Securities will succeed to the rights of such transferring Holder hereunder, but solely (for all purposes) with respect to the Registrable Securities acquired from such Holder, so long as, (1) in any case, such transfer is completed in accordance with applicable Law, and (2) (a) such transferee is, prior to such transfer, an existing Holder party to this Agreement, or (b) such transferee is an Affiliate of the transferring Holder and, to the extent not already party hereto, executes a Joinder Agreement, in the form of Exhibit B to this Agreement and delivers such Joinder Agreement to the Company, or (c) such transferee, together with all parties with whom its holdings are aggregated for purposes of Rule 144, owns Ordinary Shares and ADS representing at least 1% of the Ordinary Shares (on an Ordinary Share-equivalent basis) outstanding at the time of the transfer after giving effect to such transfer, and, to the extent not already party hereto, executes a Joinder Agreement, in the form of Exhibit B to this Agreement and delivers such Joinder Agreement to the Company.

(f)	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)	Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party to this Agreement and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Signatures delivered by electronic methods shall have the same effect as signatures delivered in person.

(h)	Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)	Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law or conflicts of law.

(j)	Submission to Jurisdiction; Waiver of Immunity. Each of the Parties, by its execution of this Agreement, (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the state courts sitting in the State of New York, County of New York for the purpose of any action, claim, suit, proceeding or investigation (each, a “Proceeding”) arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any Proceeding arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above- named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Proceeding to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such Proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13(n) hereof is reasonably calculated to give actual notice. Each of the Parties irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the above-named courts, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. The Company irrevocably appoints Law Debenture Corporate Services Inc, located at 801 2nd Avenue, Suite 403, New York, NY 10017, as its authorized agent in New York, New York upon which process may be served in any legal action, suit or proceeding against it with respect of any matter arising out of or in connection with this Agreement, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding.

(k)	Waiver of Venue. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that they may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement in any court referred to in Section 13(j) and (ii) the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.

(l)	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)	Cumulative Remedies. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.

(n)	Notices. All notices hereunder shall be deemed given if in writing in English and delivered, if sent by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

If to the Company, to:

LATAM Airlines Group S.A.
Edificio Huidobro
Av. Presidente Riesco 5711, Piso 20
Las Condes, Santiago, Chile

Attention: Corporate Finance Director

E-mail address: andres.delvalle@latam.com

Telephone + 56 2 565 3952
Facsimile + 56 2 565 3950

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

Attention:	Richard J. Cooper Lisa Schweitzer Adam Brenneman

E-mail:	rcooper@cgsh.com lschweitzer@cgsh.com abrenneman@cgsh.com

Telephone + 1 (212) 225-2276 / + 1 (212) 225-2629 /+ 1 (212) 225-704
Facsimile: +1 (212) 225-3999

If to a Holder, to the address(es), electronic mail address(es) or facsimile number(s) set forth below such Holder’s signature, as the case may be, with copies to any counsel designated by such Holder (as included on its signature page or otherwise provided by written notice to the Company), with a copy (which shall not constitute notice) to:

In the case of a Creditor Backstop Party:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036

Attention:	Kenneth H. Eckstein Rachael Ringer John Bessonette

E-mail:	keckstein@kramerlevin.com rringer@kramerlevin.com jbessonette@kramerlevin.com

Telephone + 1 (212) 715-9229 / + 1 (212) 715-9506 /+ 1 (212) 715-9182
Facsimile: +1 (212) 715-8000

In the case of the Shareholder Backstop Parties:

(a)        if to Delta, to the address set forth on Delta’s signature page, with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017

Attention:	Marshall Huebner, Esq., Adam L. Shpeen, Esq.

E-mail:	marshall.huebner@davispolk.com adam.shpeen@davispolk.com

Facsimile:	+1 (212) 701-5169

(b)        if to Qatar, to the address set forth on Delta’s signature page, with a copy (which shall not constitute notice) to:

Alston & Bird LLP
90 Park Avenue
New York, NY 10016

Attention:	Gerard S. Catalanello, Esq. James J. Vincequerra, Esq. David Brown

E-mail:	gerard.catalanello@alston.com james.vincequerra@alston.com david.brown@alston.com

Facsimile:	+1 (212) 210-9444

(c)        if to CVA, to the address set forth on Delta’s signature page, with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

Attention:	Richard G. Mason, Esq. Angela K. Herring, Esq

E-mail:	rgmason@wlrk.com akherring@wlrk.com

Facsimile:	+1 (212) 403-2000

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of successful transmission. Any notice given by electronic mail shall be effective upon delivery.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English, except for those documents, authorizations and other similar filings with governmental authorities, and financial statements, in each case, that were originally executed or prepared in the Spanish language; provided that the Company shall electronically publish English translations of any such document to the extent required by Rule 12g3-2(b) of the Exchange Act and the costs of preparing such translation shall be borne by the Company.

(o)	Changes in Law. The Company shall consider in good faith any proposals made by (i) prior to the ADS Listing, the Necessary Backstop Parties, and (ii) following the ADS Listing, a holder or group of holders of (x) a majority of the ADS then outstanding or (y) ADS representing 10% of the total number of Ordinary Shares, to respond to changes in Law or formal interpretation of Law that affect ADS or the trading of shares in the United States, taking into account the restrictions set forth under applicable law, the interests of all shareholders and the regulatory and operational context in which the Company operates.

(p)	Rules of Construction. The Parties agree that they have each been represented by counsel during the negotiation, preparation and execution of this Agreement (or, if executed following the date hereof by counterpart, have been provided with an opportunity to review the Agreement with counsel) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(q)	Interpretation. This Agreement shall be construed in accordance with the following rules: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) all references in the Agreement to designated “Sections” and other subdivisions are to the designated sections and other subdivisions of the body of this Agreement; (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (v) the words “includes” and “including” are not limiting; (vi) for purposes of any determination of a number or percentage of the Ordinary Shares and/or ADS, such number or percentage shall be calculated on an “Ordinary Share-equivalent” basis, without duplication of the Ordinary Shares in the ADS Program and any outstanding ADS corresponding to such Ordinary Shares, and after giving effect to the applicable ratio of ADS to Ordinary Shares under the ADS Program; (vii) Ordinary Shares beneficially owned by a person shall include (x) (A) Ordinary Shares issuable upon conversion of New Convertible Notes beneficially owned by such person and (B) Ordinary Shares corresponding to ADS beneficially owned by such person through the ADS Program, and (y) Ordinary Shares (including Ordinary Shares referred to in the foregoing clause (x)) beneficially owned by affiliates of such person, with beneficial ownership for these purposes meaning the ownership of substantially all of the (1) voting power which includes the power to vote, or to direct the voting of, such securities and (2) economic interests in such securities (which economic interests, for the avoidance of doubt, have not been divested through any swap or derivative arrangements or any other arrangements having the effect thereof); and (viii) references to “dollars” or “$” are to United States of America dollars.

(r)	Independent Agreement by the Holders. The Parties acknowledge and agree that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of Registrable Securities, ADS, the Ordinary Shares or preferred shares or any equity securities of the Company, and the Holders do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act. Nothing contained in this Agreement and no action taken by any Holder pursuant to this Agreement shall be deemed to constitute or to create a presumption by any parties that the Holders are in any way acting in concert or as a “group” or “joint actors” (or a joint venture, partnership or association), and each of the Parties agree to not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement.

(s)	Cessation of Registration Rights. All registration rights granted under Section 1 shall continue to be applicable with respect to any Holder until such time as the Holder no longer holds any Registrable Securities.

(t)	No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each of the Parties and the Company agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’s or the Party’s former, current or future direct or indirect equity holders, controlling persons, shareholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the Parties, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or the Parties under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 13(t) shall relieve or otherwise limit the liability of the Company or any current or former Party, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

* * *

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Registration Rights Agreement on the date first above written.

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

[HOLDERS:]

By:
Name:
Title:

Notice Information [Address]
[Email address]
[Attention to:]

SCHEDULE 1

[CREDITOR BACKSTOP PARTIES]

[SHAREHOLDER BACKSTOP PARTIES]

EXHIBIT A

LATAM AIRLINES S.A.

FORM OF SELLING SHAREHOLDER QUESTIONNAIRE

The undersigned (the “Selling Shareholder”) understands that LATAM AIRLINES S.A. — In Judicial Reorganization (the “Company”) has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (the “Registration Statement”) for the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities (as such term is defined in the Registration Rights Agreement, to be dated on or about the Effective Date, among the Company and the Holders party thereto (the “Registration Rights Agreement”)) held by the Selling Shareholder, pursuant to the terms of the Registration Rights Agreement. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

In order to sell the Registrable Securities pursuant to the Registration Statement, the Selling Shareholder will be required to be named or otherwise identified as a Selling Shareholder in the Registration Statement and the related prospectus. The Selling Shareholder is required to complete and deliver this questionnaire (the “Questionnaire”) in order to verify the accuracy of information regarding the Selling Shareholder included in the Registration Statement and any related prospectus or prospectus supplement.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, the Selling Shareholder is advised to consult securities law counsel regarding the consequences of being named or not being named as a selling shareholder and of providing false, misleading or incomplete information regarding a selling shareholder in the Registration Statement and the related prospectus.

If this Questionnaire is being completed on behalf of multiple funds or accounts, please provide the requested information for each fund or account (or indicate, where appropriate, that the information is applicable to all funds and accounts).

Please return this Questionnaire to the Company no later than [___] as follows:

If by mail or hand delivery:

[Address]

If by facsimile transmission:

[Fax Number]

If by email:

[Email Address]

1.        Full Legal Name of Selling Shareholder

________________________________

2.        Address and Contact Information

Address:

Telephone:

Email Address:

Attention:

3.        Amount of Securities Owned and to be Offered:

Please indicate in the table below the aggregate number of Ordinary Shares and American Depositary Shares (“ADS”; and together with the Ordinary Shares, “Securities”) (i) that are beneficially owned and (ii) that are being offered under the Registration Statement by the Selling Shareholder.

“Beneficial ownership” is determined according to rules of the SEC. Securities “beneficially owned” by the Selling Shareholder include not only securities held in his, her or its name, but also securities over which the Selling Shareholder, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security, and/or (ii) investment power which includes the power to dispose of, or to direct the disposition of, such security. This may include, but is not limited to, securities held for the Selling Shareholder by custodians, brokers, relatives, executors, administrators or trustees (including trusts in which the person has only a remainder interest) if by reason of contract, relationship, understanding or arrangement the Selling Shareholder has voting or investment power as aforesaid.

	Number of Securities Beneficially Owned	Number of Securities Being Offered
Ordinary Shares
ADS

4.        Options and Other Rights to Acquire Securities:

In the table below, please identify the number of Securities of which you have the right to acquire beneficial ownership within 60 days from the date of this Questionnaire. Such acquisition of beneficial ownership could be (i) through the exercise of any option, warrant or right, (ii) through the conversion of a security, or (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement or through the automatic termination of such arrangements.

	Number of Securities	Description of Right to Acquire
Ordinary Shares
ADS

Except as listed above, the undersigned Selling Shareholder does not beneficially own any Ordinary Shares or ADS of the Company.

5.        Description of Beneficial Ownership

The rules of the SEC require that the Registration Statement identify all “beneficial owners” of the Securities being offered pursuant to the Registration Statement. If any person other than the Selling Shareholder is a “beneficial owner” of the Securities being offered pursuant to the Registration Statement, please set out below or as an attachment a description of such beneficial ownership. For example, if a fund or account is controlled by two or fewer persons, those persons may be deemed “beneficial owners” of the Securities held by the fund or account.

6.        Relationships with the Company

Except as set forth below or pursuant to the Backstop Commitment Agreements or the Plan, neither the Selling Shareholder nor any of his, her or its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or any of its predecessors or affiliates) during the past three (3) years (other than any relationship arising solely out of your ownership of shares of the Company):

7.        Broker/Dealers

Are you a registered broker-dealer or an affiliate of a registered broker-dealer?

Yes ☐                  No ☐

If you are a registered broker-dealer or an affiliate of a registered broker-dealer, please confirm whether, at the time of acquisition of the Securities Reported in this Questionnaire, you had any agreements, plans or understandings, directly or indirectly, with any person to distribute the Securities:

Did the undersigned have any such agreements, plans or understandings? Yes ☐                   No ☐

If yes, please elaborate below:

8.        Signature

By signing below, the undersigned consents to the disclosure of the information contained herein or attached hereto in connection with its answers to items (1) through (6) above and the inclusion of such information in the Registration Statement and any related prospectus, or prospectus supplement. The undersigned agrees to promptly notify the Company of any changes in such information which may occur subsequent hereto and prior to the effective date of the Registration Statement.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent on behalf of each Selling Shareholder named in this Questionnaire.

NAME OF SELLING SHAREHOLDER

By:

Name:
Title:
Dated:

Exhibit B

FORM OF JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned in accordance with Section 13(e) of the Registration Rights Agreement dated as of [__], 2022 (as amended from time to time, the “Registration Rights Agreement”) among LATAM Airlines Group S.A. (the “Company”) and the Holders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

On or prior to the date set forth below, the undersigned acquired such number of Ordinary Shares and/or ADS as are indicated on the signature page hereto from the transferor indicated thereon.

The undersigned hereby agrees, effective as of the date set forth below, to become a party to the Registration Rights Agreement, and for all purposes of the Registration Rights Agreement the undersigned will be included within the term “Holder” (as defined therein). The address, facsimile number and email address to which notices may be sent to the undersigned are indicated on the signature page hereto:

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

JOINING PARTY

[NAME OF JOINING PARTY]

By:
Name:
Title:

Dated:

Mailing Address of Joining Party:
Email Address:
Facsimile Number:

Name of Transferor:

Ordinary Shares Acquired:
ADS Acquired:

ACKNOWLEDGED BY:

TRANSFEROR

NAME OF TRANSFEROR

By:
Name:
Title:

Dated:

[Signature Page to Joinder Agreement]

EXHIBIT C

Plan of Distribution

We are registering the offer and sale of up to                                   common shares and the ADSs that represent these shares, to permit the resale of these common shares and ADSs by the Selling Shareholders and their permitted transferees from time to time after the date of this prospectus. For purposes of this Plan of Distribution, references to the ADSs include the common shares represented by those ADSs and references to Selling Shareholders include donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The ADSs covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares or the ADSs. We will bear all fees and expenses incident to our obligation to register the common shares and the ADSs.

The ADSs may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The Selling Shareholders may offer and sell all or a portion of the ADSs covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NYSE or on any other national securities exchange or quotation service on which the ADSs may be listed or quoted at the time of sale;

•	in underwritten offerings;

•	in privately negotiated transactions, at-the market transactions, “overnight transactions” or block trades;

•	through purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	through ordinary brokerage transactions (including on an exchange or over-the-counter) and transactions in which the broker solicits purchasers;

•	through options, short sales, forward sales, puts, agented transactions, stock lending transactions and hedging and other derivative transactions;

•	through pledges of the ADSs to secure debts and other obligations;

•	in the over-the-counter market;

•	through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through the distribution by any selling shareholder to its employees, partners (including limited partners), members or equity holders;

•	through a combination of any of the above methods of sale; or

•	through any other method permitted pursuant to applicable law,

EXHIBIT C

; provided that (i) all distributions must be preceded by a Distribution Request (as defined in the Amended and Restated Registration Rights Agreement), and (ii) such distribution shall not include ordinary way sales on an exchange or in the over-the-counter market or in private transactions that are not block trades occurring prior to the six (6) month anniversary of the Effective Date, and after the six (6) month anniversary of the Effective Date such sales may only be made pursuant to this prospectus by Holders that are unable to sell without limitation as to volume or manner of sale under Rule 144.

Instead of selling the ADSs under this prospectus, the Selling Shareholders may sell all or a portion of the ADSs offered by this prospectus in compliance with the provisions of Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, provided that such sales meet the criteria and conform to the requirements of such exemptions.

To the extent required with respect to a particular offering, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

The Selling Shareholders may, at their discretion, sell all, none, or a portion of the common shares or the ADSs beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents. If the common shares or the ADSs are sold through broker-dealers or agents, the broker-dealers or their agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale and the Selling Shareholders will be responsible for broker-dealers or agents’ commissions, discounts or concessions. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares or the ADSs against certain liabilities, including liabilities arising under the Securities Act.

To the extent that any of the Selling Shareholders are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the common shares or the ADSs represented by the registered common shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this prospectus, based on the representations received by LATAM from the Selling Shareholders, none of the Selling Shareholders are brokers or dealers or affiliated with brokers or dealers.

In offering the common shares or the ADSs covered by this prospectus, any broker-dealers or agents who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act. This regulation may limit the timing of purchases and sales of any of the common shares or the common shares or the ADSs offered by this prospectus by the Selling Shareholders and any other participating person. The anti-manipulation rules under the Exchange Act may apply to sales of common shares or ADSs in the market and to the activities of the Selling Shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common shares or the ADSs to engage in market-making activities with respect to the common shares or the ADSs for a period of up to five business days before the distribution. All of the foregoing may affect the marketability of the common shares or the ADSs and the ability of any person or entity to engage in market-making activities with respect to the common shares or the ADSs.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

EXHIBIT D

Additional Obligations of the Company in Respect of the ADS Programs

For so long as the Company is required to maintain the ADS Program pursuant to Section 8(a), and notwithstanding anything to the contrary in the Deposit Agreements, the Company shall:

(i)	provide all information required by the Depositary from the Company, in form reasonably satisfactory to the Depositary, in connection with the deposit of Ordinary Shares into the ADS Program, including, without limitation, as applicable to the Depositary, (i) a written order directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order a direct registration American depositary receipts (“ADRs”) or ADRs evidencing the number of ADSs representing such deposited Ordinary Shares; (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Ordinary Shares; (c) instruments assigning to the Depositary, the custodian under the ADS Program or a nominee of either any distribution on or in respect of such deposited Ordinary Shares or indemnity therefor; and (d) proxies entitling the custodian under the ADS Program to vote such deposited Ordinary Shares.

(ii)	consider in good faith any proposals made by (i) prior to the ADS Listing, the Necessary Backstop Parties, and (ii) following the ADS Listing, a holder or group of holders of (x) a majority of the ADS then outstanding or (y) ADS representing 10% of the total number of Ordinary Shares, to respond to changes in Chilean tax law that affect ADS or the trading of shares in the United States, taking into account the restrictions set forth under applicable law, the interests of all shareholders and the regulatory and operational context in which the company operates.

(iii)	in the event that the Depositary resigns as the depositary under the ADS Program, promptly appoint a successor depositary with recognized national standing, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York;

(iv)	notify holders of ADS if, to the Company’s actual knowledge, there exist any Chilean legal restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of remitting abroad dividends or other payments to holders of ADS;

(v)	not instruct holders of ADS to deliver their ADS for cancellation and withdrawal of the Ordinary Shares deposited into the ADS Program, except as the Company reasonably determines is necessary to comply with applicable law;

(vi)	use best efforts to enable the Depositary to lawfully distribute all warrants or other instruments representing rights to acquire additional ADS in respect of any rights to subscribe for additional Ordinary Shares or rights of any nature available to the Depositary as a result of a distribution on Ordinary Shares deposited into the ADS Program (“Rights”), including registration of such Rights and/or the corresponding ADS with the SEC, and shall timely furnish evidence of same to the Depositary; provided that the Company shall not be obligated to make available for distribution to holders of ADS any Rights in connection with a pre-emptive rights offering to the extent the same would violate applicable law (including, without limitation, Chilean law) or the procedures of the Depositary expressly set forth in the Deposit Agreement, or to the extent that the total amount of Rights distributed to the holders of Ordinary Shares deposited into the ADS Program would, if fully exercised, result in the issuance of Ordinary Shares constituting less than 2.0% of the outstanding Ordinary Shares (excluding Ordinary Shares subject to lockup agreements);

EXHIBIT D

(vii)	use best efforts to procure that holders of ADS may vote on any matter submitted to holders of Ordinary Shares, subject to the procedures of the Depositary expressly set forth in the respective Deposit Agreements and subject to compliance with applicable law (including, without limitation, Chilean law) including doing the following: (a) promptly notify the Depositary of the date of any upcoming shareholders meeting enough time in advance, determined in consultation with the Depositary, as permits the Depositary to set an appropriate record date that allows holders of ADS the opportunity to vote, and for their vote to be received by the Company, pursuant to this item (vii); (b) promptly notify the Depositary in writing of each meeting of shareholders at which the holders of Ordinary Shares are entitled to vote and each solicitation of consents or proxies from holders of Ordinary Shares, and shall, unless required in urgent cases as reasonably determined by the Company’s Board of Directors in good faith, with enough time in advance, determined in consultation with the Depositary, prior to the date of any such meeting or vote of holders of Ordinary Shares, that allows holders of ADS the opportunity to vote, and for their vote to be received by the Company, pursuant to this item (vii), submit to the Depositary a written request to distribute to holders of ADS a notice in order to allow holders of ADS the opportunity to vote. Such notice shall state or include, in English or English translation, (i) such information as is contained in the relevant material fact (hecho esencial) in the form filed with the CMF, (ii) that each holder of ADS on the record date set by the Depositary therefor will, subject to any applicable provisions of Chilean law or regulations, the Company’s bylaws and the provisions of or governing Ordinary Shares deposited into the ADS Program (which provisions, if any, shall have been summarized in pertinent part by the Company), be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Ordinary Shares represented by the ADS evidenced by such holder’s ADRs, (iii) the manner in which such instructions may be given, including an express indication that, such instructions may be given or, if applicable, deemed given in accordance with the Deposit Agreements, if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company, and to the extent lawful, take all such action within its powers or control to permit the Depositary to vote or cause to be voted such Ordinary Shares in accordance with such instructions, and (iv) consult with the Depositary to fix a record date as near as practicable to the corresponding record date set by the Company and, without limiting the foregoing, the Company shall not submit any matter to a vote or consent of the holders of Ordinary Shares unless the holders of ADS are given the opportunity to participate therein as aforesaid;

(viii)	notify the Depositary that substantial opposition exists with respect to any agenda item for which a discretionary proxy would be given pursuant to the terms of the Deposit Agreements in any case in which (i) any member of the Company’s Board of Directors has opposed such agenda item, (ii) the Company has received written notice in opposition to such agenda item from any shareholder or group of shareholders (or holders of ADS) that beneficially owns at least ten percent (10%) of the then-outstanding Ordinary Shares (or in the case of holders of ADS, on an Ordinary Share-equivalent basis), (iii) any shareholder or group of shareholders (or holders of ADS) that beneficially owns at least ten percent (10%) of the then-outstanding Ordinary Shares (or in the case of holders of ADS, on an Ordinary Share-equivalent basis) issues a press release opposing such agenda item or (iv) as otherwise determined by the Company’s Board of Directors; provided that in any such case where substantial opposition exists, the Company shall instruct the Depositary to distribute any available discretionary proxy votes on a pro-rata basis according to votes given by other shareholders in favor or against such agenda item, as the case may be;

EXHIBIT D

(ix)	instruct the Depositary to give notice, at the Company’s expense, to the holders of ADS of any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities (as defined in the Deposit Agreements), any Share Distribution or Other Distribution (as defined, in each case, in the Deposit Agreements) not distributed to holders of ADS or any cash, securities or property available to the Depositary in respect of Deposited Securities from any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of the Company’s assets;

(x)	use best efforts to cause any distributions of cash, shares, rights, or any other distributions of securities or property to holders of Ordinary Shares of the Company to be passed through to each holder of ADS in proportion to the number of Deposited Securities represented by such holder’s ADS, subject to compliance with the procedures of the Depositary expressly set forth in the Deposit Agreement and with applicable law (including, without limitation, Chilean law);

(xi)	if a distribution to holders of Ordinary Shares of the Company is required by applicable law to be made and is not able to be passed through to holders of ADS, the Company will consult in good faith with the Depositary and the holders of ADS to determine how to allow for holders of ADS to receive economically equivalent value to the maximum extent practicable, and if is not practicable to achieve economically equivalent value, instruct the Depositary to hold the distribution as Deposited Securities; and

(xii)	whenever the Company intends to distribute a dividend payable at the election of the holders of Ordinary Shares in cash or additional Ordinary Shares, (x) timely request of the Depositary that the elective distribution be made available to holders of ADS and (y) at the reasonable request of the Depositary where it deems necessary, furnish the Depositary with legal opinions, in form and from counsels reasonably acceptable to the Depositary, dealing with such issues requested by the Depositary.

EXHIBIT E